EXHIBIT 10.3

AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

TO: Aliso Escrow, Inc. 4522 Market Street Ventura, CA 93003 ("Escrow Holder")	Escrow Officer: Pam Dolin

This AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of this 16th day of September, 2010, by and among GRAND GATEWAY I, LLC, a California limited liability company (“Gateway I”), GRAND GATEWAY II, LLC, a California limited liability company (“Gateway II”), and GRAND GATEWAY III, LLC, a California limited liability company (“Gateway III"), collectively as seller, and RETAIL OPPORTUNITY INVESTMENTS CORP., a Delaware corporation (“Buyer”), as buyer.  Gateway I, Gateway II and Gateway III are each individually referred to herein as a “Seller Party” and collectively referred to herein as "Seller."

R E C I T A L S :

A.           Gateway I is the owner of that certain real property located in the City of Chino Hills, County of San Bernardino, State of California, all of which is more particularly described on Exhibit "A-1" attached hereto, together with the building(s) located thereon, associated parking areas and other improvements located thereon (collectively the "Phase I Property").  The Phase I Property is currently encumbered by, among other things (i) a deed of trust dated as of January 29, 2004, executed by Gateway I’s predecessor owner Gateway Village I, L.P., as trustor, to Chicago Title Company, as trustee, for the benefit of Morgan Stanley Mortgage Capital, Inc (“Original Phase I/II Beneficiary”), as beneficiary, and recorded on January 29, 2004 as Instrument No. 04-072095 in the Official Records of San Bernardino County, California (the “Phase I Deed of Trust”), and (ii) an assignment of leases and rents dated as of January 29, 2004, executed by Gateway I’s predecessor owner Gateway Village I, L.P. for the benefit of Original Phase I/II Beneficiary and recorded on January 29, 2004 as Instrument No. 04-072096 in the Official Records of San Bernardino County, California (the “Phase I Assignment of Leases” and together with the Phase I Deed of Trust and any other instrument or agreement securing the Gateway I Loan (as defined below), collectively, the “Phase I Security Documents”).  The Phase I Security Documents secure a loan by Original Phase I/II Beneficiary to Gateway I, as more particularly described therein (“Gateway I Loan”).

B.           Gateway II is the owner of that certain real property located in the City of Chino Hills, County of San Bernardino, State of California, all of which is more particularly described on Exhibit "A-2" attached hereto, together with the building(s) located thereon, associated parking areas and other improvements located thereon (collectively the "Phase II Property").  The Phase II Property is currently encumbered by, among other things (i) a deed of trust dated as of April 5, 2004, executed by Gateway II’s predecessor owner Gateway Village II, L.P., as trustor, to Chicago Title Company, as trustee, for the benefit of Original Phase I/II Beneficiary, as beneficiary, and recorded on April 6, 2004 as Instrument No. 0236260 in the Official Records of San Bernardino County, California (the “Phase II Deed of Trust”), and (ii) an assignment of leases and rents dated as of April 5, 2004, executed by Gateway II’s predecessor owner Gateway Village II, L.P. for the benefit of Original Phase I/II Beneficiary and recorded on April 6, 2004 as Instrument No. 0236261 in the Official Records of San Bernardino County, California (the “Phase II Assignment of Leases” and together with the Phase II Deed of Trust and any other instrument or agreement securing the Gateway II Loan (as defined below), collectively, the “Phase II Security Documents”).  The Phase II Security Documents secure a loan by Original Phase I/II Beneficiary to Gateway II, as more particularly described therein (“Gateway II Loan”).

C.           Gateway III is the owner of that certain real property located in the City of Chino Hills, County of San Bernardino, State of California, all of which is more particularly described on Exhibit "A-3" attached hereto, together with the building(s) located thereon, associated parking areas and other improvements located thereon (collectively the "Phase III Property").  The Phase III Property is currently encumbered by, among other things (i) a deed of trust dated as of June 27, 2006, executed by Gateway III’s predecessor owner Gateway Village III, L.P., as trustor, to Chicago Title Company, as trustee, for the benefit of Morgan Stanley Credit Corporation (“Original Phase III Beneficiary”), as beneficiary, and recorded on June 27, 2006 as Instrument No. 437663 in the Official Records of San Bernardino County, California (the “Phase III Deed of Trust”), and (ii) an assignment of leases and rents dated as of June 27, 2006, executed by Gateway III’s predecessor owner Gateway Village III, L.P. for the benefit of Original Phase III Beneficiary and recorded on June 27, 2006 as Instrument No. 437664 in the Official Records of San Bernardino County, California (the “Phase III Assignment of Leases” and together with the Phase III Deed of Trust and any other instrument or agreement securing the Gateway III Loan (as defined below), collectively, the “Phase III Security Documents”).  The Phase III Security Documents secure a loan by Original Phase III Beneficiary to Gateway III, as more particularly described therein (“Gateway III Loan”).

D.           The Phase I Property, the Phase II Property and the Phase III Property, together with all tangible and intangible personal property owned by Seller and located on, at or exclusively used in connection with each of them, including without limitation, all furniture, fixtures, equipment, appliances, signs, Documents and Materials (defined below), any certificates of occupancy, guaranties, warranties, entitlements, licenses, permits, blueprints, plans, specifications, water rights and development rights, all other rights, easements, rights of way and appurtenances in connection therewith, and Seller’s rights as landlord under all tenant leases, are individually each referred to herein as a “Property” and collectively referred to herein as the "Project."  The Gateway I Loan, Gateway II Loan and Gateway III Loan are collectively referred to herein as the “Existing Loans.”

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree that the terms and conditions of this Agreement and the instructions to Escrow Holder with regard to the escrow ("Escrow") created pursuant hereto are as follows:

A G R E E M E N T :

1. Purchase and Sale.  Seller agrees to sell the Project to Buyer, and Buyer agrees to purchase the Project from Seller, upon the terms and conditions herein set forth.  In no event may Buyer purchase less than all of the Project.

2. Purchase Price.  The purchase price ("Purchase Price") for the Project shall be Thirty-Four Million Dollars ($34,000,000.00) payable in cash or cash-equivalents, which shall equal the sum of: (a) the outstanding principal balance, as of Close of Escrow, of the Existing Loans (collectively, the “Outstanding Balance”); (b) the Deposit (payable in cash or cash-equivalents); and (c) the Balance of the Purchase Price (as those terms are defined below), payable in cash or cash-equivalents.  The Purchase Price shall be allocated to each Property as set forth in Schedule 1 attached hereto (each an "Allocated Purchase Price").

3. Payment of Purchase Price.  The Purchase Price for the Project shall be paid by Buyer as follows:

(a) Deposit.  Not later than one (1) business day following the full execution and delivery of this Agreement, and provided that Escrow Holder shall have received a fully executed original or originally executed counterparts of this Agreement from both Buyer and Seller (such date being referred to hereinafter as the "Opening of Escrow"), Buyer will wire to the Escrow Holder the sum of Two Million and No/100 Dollars ($2,000,000.00) (including any interest accrued thereon, the "Deposit").  The entire Deposit shall be placed into the escrow for the purchase and sale of Gateway I.  Upon Escrow Holder's receipt of the Deposit, Escrow Holder shall immediately invest the same in an interest bearing account of a federally insured bank or savings and loan association acceptable to Buyer.  The Deposit shall be applied to the payment of the Purchase Price if the Closing shall occur or shall be paid to Seller as liquidated damages pursuant to the terms of Section 17 below if Escrow fails to close for any reason other than Buyer’s exercise of a permitted termination right of Buyer set forth in this Agreement or due to a Seller default or due to damage or condemnation pursuant to Section 19 below.

(b) Refund of Deposit.  Unless this Agreement is sooner terminated or deemed terminated in accordance with the terms hereof, the Deposit shall be nonrefundable to Buyer upon the expiration of the Contingency Period; provided, however, that the Deposit shall be returned to Buyer if Buyer thereafter terminates this Agreement pursuant to an express termination right contained herein or due to a Seller default (in which event neither party shall have any further rights or obligations under this Agreement except for those obligations which are specifically stated to survive any such termination [collectively, the "Surviving Obligations"], which shall survive such termination).

(c) Closing Funds.  At least one (1) business day prior to the Close of Escrow, Buyer shall deposit or cause to be deposited with Escrow Holder, in immediately available funds, an amount equal to (x) the Purchase Price, minus the Deposit, minus the Outstanding Balance (collectively, the “Balance of the Purchase Price”), plus (y) Buyer's share of closing costs, prorations and charges payable pursuant to this Agreement (together with the Balance of the Purchase Price, collectively referred to herein as the "Closing Funds").

4. Escrow.

(a) Opening of Escrow.  If for any reason Escrow Holder has not received the Deposit within one (1) business day following the Opening of Escrow, this Agreement shall automatically terminate and neither party shall have any further obligation under this Agreement, except for the Surviving Obligations which shall survive such termination.  Escrow Holder shall notify Buyer and Seller, in writing, of the date of the Opening of Escrow.  Buyer and Seller agree to execute, deliver and be bound by any reasonable or customary supplemental escrow instructions of Escrow Holder or other instruments as may reasonably be required by Escrow Holder in order to consummate the transaction contemplated by this Agreement.  Any such supplemental instructions shall not conflict with, amend or supersede any portions of this Agreement.  To the extent of any inconsistency between the provisions of such supplemental instructions and the provisions of this Agreement, the provisions of this Agreement shall control.

(b) Close of Escrow.  For purposes of this Agreement, the "Close of Escrow" shall be defined as the date that the "Grant Deeds" (as defined in Paragraph 8(a) below) are recorded in the Official Records of San Bernardino County (the "Official Records").  This Escrow shall close ("Close of Escrow") on or before November 1, 2010 ("Closing Date"), or such earlier date as may be mutually agreed to in writing by Buyer and Seller; provided, however, that notwithstanding the foregoing, Buyer shall have the unilateral right to extend the Close of Escrow, if needed for the completion of the loan assumptions, up to but not beyond December 22, 2010, by giving written notice to Seller and Escrow Holder at least fifteen (15) days in advance of the then scheduled Close of Escrow.

5. Condition of Title.  It shall be a condition to the Close of Escrow for Buyer's benefit that Fidelity National Title Company (“Title Company”) is irrevocably committed to issuing in favor of Buyer as of the Close of Escrow a Title Policy meeting the requirements of Paragraph 6 below.  As used in this Agreement, the term "Condition of Title" means:

(a) the lien of any non-delinquent real estate taxes and assessments for the Project for the “Current Tax Period” (defined below) and subsequent periods, provided that the same are prorated in accordance with this Agreement;

(b) the lien of supplemental taxes assessed pursuant to Chapter 3.5 commencing with Paragraph 75 of the California Revenue and Taxation Code accruing on and after the Close of Escrow;

(c) matters affecting the Condition of Title created by the act or omission of Buyer or its employees or agents;

(d) rights of Tenants under Leases and other agreements entered into with parties in possession;

(e) all matters which are disclosed by any survey provided to or obtained by Buyer and which are approved or deemed approved by Buyer as provided herein;

(f) the liens of the Phase I Security Documents, Phase II Security Documents and Phase III Security Documents; and

(g) the Permitted Exceptions (as defined in Paragraph 7(a)(ii) below).

6. Title Policies.  Title shall be evidenced by the willingness of Escrow Holder in its capacity as title insurer ("Title Company") to issue a CLTA Owner's Form Policy of Title Insurance ("Title Policy") for the Project, with a liability amount equal to the Purchase Price, showing title to the Project vested in Buyer, subject only to the Condition of Title.  The Title Policy may include such endorsements as may be requested by Buyer, but Title Company's willingness or failure to issue any or all such endorsements shall not be a condition to Closing or otherwise entitle Buyer to terminate this Agreement.

7. Conditions to Close of Escrow.

(a) Conditions to Buyer's Obligations.  Buyer's obligation to consummate the transaction contemplated by this Agreement is subject to the satisfaction, in Buyer's sole, absolute and subjective discretion, of the following conditions for Buyer's benefit (or Buyer's waiver thereof, it being agreed that Buyer may waive any or all of such conditions) on or prior to the dates designated below for the satisfaction of such conditions.  In the event Buyer terminates this Agreement and the Escrow due to the non-satisfaction of any of such conditions, then Buyer shall be entitled to the return of the Deposit (less escrow and title cancellation fees and charges), and both Seller and Buyer shall be relieved of all further obligations and liabilities under this Agreement (except for the Surviving Obligations, which shall survive any such termination).  In no event may Buyer terminate this Agreement with respect to some but not all of the Project.

(i) Contingency Matters.  Buyer shall have until 5 p.m. Pacific Time on September 17, 2010 (such period of time shall be referred to herein as the "Contingency Period") to satisfy itself, in Buyer's sole, absolute and subjective discretion, as to the following matters:

(A)           Buyer's Review of the Project and Related Matters.  Buyer shall be satisfied with all aspects of the Project and its condition and suitability for Buyer's intended use thereof, including, without limitation, zoning and the availability of all permits, licenses, variances and the like necessary for Buyer's intended use thereof.  Subject to the immediately following paragraph, during the term of this Escrow, Buyer, its agents, contractors and subcontractors shall have the right to enter upon the Project, at reasonable times during ordinary business hours following not less than twenty-four (24) hours prior notice to Seller, to make such inspections, surveys and tests as may be necessary in Buyer's discretion; provided however, that any invasive structural, soils or environmental investigations or other invasive tests shall require the prior written consent of Seller (which approval may be granted or withheld in the exercise of Seller’s sole and absolute discretion).  Buyer shall use care and consideration in connection with any of its inspections or tests and Seller shall have the right to be present during any inspection of the Project by Buyer or its agents.  In no event shall Buyer disturb any tenant at a Project, and in no event shall Buyer contact a tenant without Seller's prior written consent, which consent shall not be unreasonably withheld.  Seller shall have the right to have a representative present at any permitted meeting with a tenant.  Buyer shall restore the Project to its condition existing prior to such inspections or tests immediately after each such test and/or inspection.  Buyer hereby indemnifies, protects, defends (with counsel chosen by Seller) and holds Seller and the Project free and harmless from and against any and all claims, costs, losses, liabilities, damages, lawsuits, judgments, actions, proceedings, penalties, demands, attorneys' fees, mechanic's liens, or expenses of any kind or nature whatsoever (collectively referred to herein as “Claims”), arising out of or resulting from any entry and/or activities upon the Project by Buyer, Buyer's agents, contractors and/or subcontractors; provided that Buyer shall not indemnify Seller for Buyer's mere discovery of any pre-existing adverse physical or environmental condition of the Project so long as Buyer's investigations do not exacerbate any such existing condition in connection with or following Buyer's discovery of same.  Buyer's obligations under this paragraph shall survive any termination of this Agreement.

Prior to any entry upon any Project by Buyer's agents, contractors, subcontractors or employees, Buyer shall deliver to Seller: (i) an original endorsement to Buyer's commercial general liability insurance policy which evidences that Buyer is carrying a commercial general liability insurance policy with a financially responsible insurance company covering the activities of Buyer, and Buyer's agents, contractors, subcontractors and employees on or upon such Project.  Such endorsement to such insurance policy shall evidence that such insurance policy shall have a per occurrence limit of at least One Million Dollars ($1,000,000) and an aggregate limit of at least Two Million Dollars ($2,000,000), shall name Seller as an additional insured, shall be primary and noncontributing with any other insurance available to Seller and shall contain a full waiver of subrogation clause, or (ii) a commercial general liability insurance policy of any of Buyer’s agents, contractors or subcontractors covering the activities of any such agent, contractor or subcontractor on or upon the Project, and such insurance policy or policies shall have a per occurrence limit of at least One Million Dollars ($1,000,000) and an aggregate limit of at least Two Million Dollars ($2,000,000), shall name Seller as an additional insured, shall be primary and noncontributing with any other insurance available to Seller and shall contain a full waiver of subrogation clause.

(B)           Review and Approval of Documents and Materials.  Buyer acknowledges receipt of copies of those documents and materials listed on Schedule 7(a)(i)(B) that are in Seller’s possession or control, including all of the documents which comprise the Existing Loans (the “Existing Loan Documents”).  During the term of this Agreement, Seller shall make available to Buyer at the office of Seller’s property manager (DSB Properties, Inc., 101 N. Westlake Blvd., Suite 201, Westlake Village, CA 91362) those documents and materials in Seller's possession or control respecting the Project as set forth below or as otherwise reasonably requested by Buyer (together with the documents and materials previously delivered by Seller to Buyer, collectively referred to herein as the "Documents and Materials"), provided same are not subject to a confidentiality agreement, attorney-client privilege or otherwise constitute an internal evaluation or analysis by Seller.  For the purposes of this Agreement the Existing Loan Documents shall not be included in the definition of and are not part of the Documents and Materials.  The failure of Buyer to disapprove any of the Documents and Materials on or before the expiration of the Contingency Period shall be deemed to constitute Buyer's approval of the Documents and Materials, including without limitation Buyer’s approval of:

(a)           Improvement Plans.  Complete "as-built" plans, drawings and specifications relating to the improvements for each Property, if available, together with a site plan for the Project;

(b)           Tenant Plans.  Any Tenant “as built” plans or improvement plans, if available; and

(c)           Tenant Correspondence.  Copies of all Tenant correspondence, if available;

(C)           Service Contracts.  On or prior to the last day of the Contingency Period, Buyer will advise Seller in writing which service contracts and maintenance contracts, if any, currently in effect with respect to each Property (collectively, the "Contracts") it will assume and which Contracts Buyer requests that Seller terminate at or prior to Close of Escrow, provided Seller shall have no obligation to terminate, and Buyer shall be obligated to assume, any Contracts which by their terms cannot be terminated without penalty or payment of a fee (including without limitation the fire alarm contracts for monitoring and phone lines, which shall be assumed by Buyer at Close of Escrow).  Seller shall deliver at Close of Escrow notices of termination of all Contracts that are not so assumed.  Buyer’s failure to make such request prior to expiration of the Contingency Period shall be deemed Buyer’s election to assume all Contracts (excluding Seller’s property management agreements, which property management agreements will not be assumed by Buyer and will be terminated by Seller effective as of the Close of Escrow).

If, during the Contingency Period, Buyer determines that it is dissatisfied, in Buyer's sole, absolute and subjective discretion, with any aspects of the Project and/or its condition or suitability for Buyer's intended use or with any of the Documents and Materials or with any conditions to assumption of the Existing Loans imposed upon Buyer by Lender, then Buyer may terminate this Agreement and the Escrow created pursuant hereto by delivering written notice to Seller before the expiration of the Contingency Period of Buyer's election to terminate, in which event (i) this Agreement and the Escrow created pursuant hereto shall terminate and be of no further force or effect (except for the Surviving Obligations, which shall survive any such termination), and (ii) Escrow Holder shall return to Buyer the Deposit (less escrow and title cancellation charges).  If Buyer fails to deliver any such termination notice to Seller before the expiration of the Contingency Period, then Buyer shall be deemed to have approved its contingencies and waived its right to terminate this Agreement pursuant to this Section 7(a)(i).

(ii) Buyer's Review of Title.  Buyer acknowledges receipt of the Preliminary Reports dated July 21, 2010, Order Nos. 19634581 (i.e., covering the Phase I Property), 19634582 (i.e., covering the Phase II Property) and 19634583 (i.e., covering the Phase III Property) issued by Title Company (collectively the "Reports"), together with the underlying documents relating to the Schedule B exceptions set forth in the Reports.  Buyer hereby approves all exceptions shown on the Reports (collectively the “Permitted Exceptions”), except that Seller shall cause any delinquent property taxes and assessments to be paid current by the Close of Escrow.  Should the Title Company hereafter supplement the Reports with any new exception (“Disapproved Matter”) that is not reasonably acceptable to Buyer and that was not caused by Buyer or any of its agents, nor by Seller or any of its agents, and the Title Company is unwilling to remove the new exception on the Reports from Buyer’s Title Policy, then Seller shall not be in breach of this Agreement on account thereof or otherwise subject to a damage claim by Buyer but Buyer shall have the right (which shall be Buyer's sole and exclusive right or remedy for such failure), upon delivery to Seller (on or before the earlier to occur of one (1) business day prior to the Close of Escrow or five (5) business days following Buyer’s receipt of the Title Company’s supplemental Reports, of a written notice to either: (x) waive its prior disapproval, in which event said Disapproved Matter shall be deemed a Permitted Exception; or (y) terminate this Agreement and the Escrow created pursuant hereto, in which event Buyer shall be entitled to the return of the Deposit (less escrow and title cancellation fees and charges).  Failure to take either one of the actions described in (x) and (y) above shall be deemed to be Buyer's election to take the action described in (y) above.  In the event this Agreement is terminated by Buyer pursuant to the provisions of this Paragraph 7(a)(ii), neither party shall have any further rights or obligations hereunder except for the Surviving Obligations, which shall survive any such termination.

(iii) Seller's Obligations.  As of the Close of Escrow, Seller shall have performed all of the obligations and covenants required to be performed by Seller under this Agreement (it being agreed that the failure of this condition shall entitle Buyer to terminate this Agreement and the Deposit shall be refunded to Buyer).

(iv) Estoppel Certificates.  Buyer shall have received and approved (Buyer’s approval being deemed given unless an estoppel certificate discloses any material exception or qualification to the statements made therein as compared to the terms of the Lease or any ongoing default by landlord or tenant under the applicable Lease) estoppel certificates (individually, an "Estoppel Certificate" and collectively, the "Estoppel Certificates") duly executed by Chevron, Bank of America, Chick-Fil-A and the current tenant under the lease for the premises in which Henry’s Marketplace currently operates (the “Required Estoppel Parties”), plus tenants (individually, a "Tenant" and collectively, the "Tenants") under existing leases executed for portions of the Project (each a “Lease”) representing at least ninety percent (90%) of the remaining net rentable square footage of the Project (collectively, the "Estoppel Condition").  The Estoppel Certificates shall be in the form of, and upon the terms contained in, (x) the form estoppel certificate attached to a given Lease, as to an estoppel certificate executed by the Tenant under such Lease, (y) a letter affirming the absence of default by the landlord, in the case of a Tenant which is a governmental agency or instrumentality, or (z) Exhibit "C" attached hereto, as to all other Tenants, and shall in each case not be dated not earlier than September 30, 2010.  Seller shall promptly deliver to Buyer any executed Estoppel Certificates.  Buyer shall have three (3) business days after receipt of each such Estoppel Certificate to disapprove any such Estoppel Certificate which discloses any material exception or qualification to the statements made therein as compared to the terms of the Lease or any ongoing default by landlord or tenant under the applicable Lease.  Buyer's failure to disapprove any such Estoppel Certificate by the expiration of such three (3) business day period shall be deemed to constitute Buyer's approval thereof.  Any such Estoppel Certificate which has been timely disapproved by Buyer shall be referred to herein as a "Disapproved Estoppel" and shall not be deemed an Estoppel Certificate for purposes of satisfying the Estoppel Condition.

Each Seller Party shall use its commercially reasonable efforts to obtain Estoppel Certificates from one hundred percent (100%) of the Tenants of the Project, but the Estoppel Condition shall only be satisfied upon receipt by Buyer of the requisite number of estoppels described above, and Estoppel Certificates from each of the Required Estoppel Parties not later than five (5) days prior to the Close of Escrow (“Estoppel Delivery Deadline”).  Seller shall provide to Buyer on or before the Estoppel Delivery Deadline a separate certificate executed by the applicable Seller Party in the form of Exhibit D attached hereto (individually, a "Seller's Certificate" and collectively, the "Seller's Certificates") with respect to any remaining Tenants (except for any Required Estoppel Parties) which have not furnished signed Estoppel Certificates as of the Estoppel Delivery Deadline, but in no event can Seller provide Seller’s Certificates for more than fifty percent (50%) of the non-Required Estoppel Parties/Tenants.  The Seller's Certificate(s)

shall survive the Close of Escrow for a period of six (6) months and any claim not made by Buyer by the expiration of such six (6) month period shall be deemed waived.  If an Estoppel Certificate (except for any Estoppel Certificate required from any of the Required Estoppel Parties) is obtained after the Close of Escrow, the Estoppel Certificate shall replace the Seller's Certificate to the extent they are not inconsistent, and the Seller Party executing such Seller’s Certificate shall not have obligations or liabilities under such Seller's Certificate to the extent that it is so replaced.  Under no circumstances shall a Seller Party be obligated to (i) cure any landlord default under a Lease alleged in an Estoppel Certificate or (ii) deliver a Seller’s Certificate as to any premises for which a Disapproved Estoppel has been executed.  Any failure of this condition with respect to providing the required Estoppel Certificates to Buyer shall entitle Buyer to: (i)  terminate this Agreement within three (3) days after the Estoppel Delivery Deadline, and (ii) a refund of the Deposit (less escrow and title cancellation fees and charges).

(v) Seller’s Representations.  All of Seller's representations and warranties contained in or made pursuant to this Agreement shall have been true and correct when made and again as of the Close of Escrow as if made anew at that time (subject to Seller's right to update such representations and warranties as set forth below).  The failure of this condition shall entitle Buyer to a refund of the Deposit (less escrow and title cancellation fees and charges).

(vi) Existing Loans.  The failure of Buyer to disapprove any of the Existing Loan Documents on or before the expiration of the Contingency Period shall be deemed to constitute Buyer's approval of such documents.  Should Buyer not disapprove any of the Existing Loan Documents on or before the expiration of the Contingency Period, then the failure of the current holder(s) of the Existing Loans or its authorized agent (collectively referred to herein as “Lender”) to subsequently approve the assumption by Buyer of the Existing Loans shall not be a condition to the Close of Escrow for Buyer’s benefit, nor shall such failure by Lender give Buyer the right to terminate this Agreement and receive a refund of the Deposit, and should Buyer not effectuate a Close of Escrow even if Lender disapproves Buyer’s assumption, then Buyer shall be deemed in breach of its obligations under this Agreement and in such event Seller shall have the right to cancel this Agreement and receive the Deposit as liquidated damages as provided in Section 17 below.

(b) Conditions to Seller's Obligations.  Seller's obligation to consummate the transaction contemplated by this Agreement is subject to the satisfaction, in Seller's reasonable discretion, of the following conditions for Seller's benefit (or Seller's waiver thereof, it being agreed that Seller may waive any or all of such conditions) on or prior to the Close of Escrow.  In the event Seller terminates this Agreement and the Escrow due to the non-satisfaction of any of such conditions (except for the conditions described in Paragraphs 7(b)(iii) and (iv) below, the failure of which shall entitle Buyer to the return of the Deposit less cancellation fees), then the Deposit shall be immediately released to Seller as liquidated damages as more particularly set forth in Paragraph 17 below.

(i)           Buyer shall have timely performed all of the obligations required by the terms of this Agreement to be performed by Buyer.

(ii)           All of Buyer's representations and warranties contained in or made pursuant to this Agreement shall have been true and correct when made.

(iii)           Lender shall have approved in writing the assumption by Buyer of the Existing Loans and Buyer shall have executed and delivered to Lender (or to Escrow Holder, if so instructed by Lender) all documents, instruments and agreements required by Lender in connection with such assumption.

(iv)           Lender shall have agreed in writing to release Seller and all current guarantors/indemnitors under the Existing Loans from all liability under the Existing Loans arising from and after the Close of Escrow, effective as of the Close of Escrow (Buyer acknowledging that such release of current guarantors/indemnitors will require Buyer to provide replacement guarantors and/or indemnitors of the borrower’s obligations first arising under the Existing Loan Documents executed in connection with the Existing Loans from and after Close of Escrow, or to provide to Lender such other additional or alternative security or collateral (e.g., a letter of credit), as may be satisfactory to Lender, and should Buyer not satisfy Lender’s assumption conditions, then Buyer shall be deemed in breach of its obligations under this Agreement and in such event Seller shall have the right to cancel this Agreement and receive the Deposit as liquidated damages as provided in Section 17 below).

8. Deliveries to Escrow Holder

(a) By Seller.  At least one (1) business day prior to the Close of Escrow, Seller shall deposit or cause to be deposited with Escrow Holder the following documents and instruments:

(i)           Deeds. Grant deeds, each in the form attached hereto as Exhibit "B", duly executed by each Seller Party and acknowledged (the "Grant Deeds"), whereby Seller shall transfer to Buyer fee title to the Project;

(ii)           Seller's Tax Certificate.  A certificate of non-foreign status, for both federal and state ("Seller's Tax Certificates"), duly executed by each Seller Party, in the form attached hereto as Exhibit "E" as to the federal form and a California 593C, completed to indicate that no withholding is required;

(iii)           Assignment of Leases.  Two (2) counterpart original assignments and assumption of leases (each an “Assignment of Leases"), duly executed by each Seller Party in the form attached hereto as Exhibit "F", pursuant to which Seller shall assign to Buyer all of Seller’s right, title and interest in and to the Leases, lease guaranties and unapplied security deposits for the Project and an assignment (or re-issuance in favor of Buyer) of any letter of credit securing the obligations of a Tenant;

(iv)           Assignment of Contracts.  Two (2) counterpart original assignments of Contracts and assumption agreements (each an "Assignment of

Contracts"), duly executed by each Seller Party in the form attached hereto as Exhibit "G", pursuant to which Seller shall assign to Buyer all of Seller’s right, title and interest in, under and to the Contracts assumed by Buyer pursuant to this Agreement;

(v)           Bill of Sale.  A Bill of Sale (each a "Bill of Sale"), duly executed by each Seller Party in the form attached hereto as Exhibit "I", conveying all of Seller’s right, title and interest in and to any personal property owned by Seller which is used exclusively in connection with the operation and/or maintenance of the Project;

(vi)           Tenant Letters.  A letter for each Property signed by the appropriate Seller Party and addressed to the Tenants of such Property advising such Tenants of the sale of the Project to Buyer and directing that all future rent payments and other charges due and payable by such Tenants under their respective Leases are to be forwarded to Buyer at an address to be supplied by Buyer;

(vii)           Seller's Certificates.  If required pursuant to the terms and provisions of Paragraph 7(a)(iv) hereof, an originally executed Seller's Certificate(s) substantially in the form attached hereto as Exhibit "D";

(viii)           General Assignment.  Two (2) counterpart original general assignments (each a "General Assignment"), duly executed by each Seller Party in the form attached hereto as Exhibit "H", conveying Seller's right, title and interest in certain intangible personal property associated with the Project as more particularly described therein.

(ix)           Formation Documents.  Such documents (such as limited liability company resolutions, corporate resolutions or partnership authorizations and limited liability company, corporate or partnership organizational documents) as are reasonably required by the Title Company to evidence the authorization of the transactions contemplated by this Agreement.

(x)           Other Deliveries.  Such other documents and instruments as may be reasonably requested by Title Company, Escrow Holder or Lender to consummate the transactions contemplated herein.

(b) By Buyer. Buyer shall deposit or cause to be deposited with Escrow Holder, at least one (1) business day prior to the Close of Escrow, the Closing Funds together with the following documents and instruments:

(i)           Assignment of Leases.  Two (2) counterpart original Assignments of Leases for each Seller Party, duly executed by Buyer;

(ii)           Assignment of Contracts.  Two (2) counterpart original Assignments of Contracts for each Seller Party, duly executed by Buyer;

(iii)           General Assignments.  Two (2) counterpart original General Assignments for each Seller Party, duly executed by Buyer;

(iv)           Formation Documents.  Such documents (such as trust certificates, limited liability company resolutions, corporate resolutions or partnership authorizations and trust, limited liability company, corporate or partnership organizational documents) as are reasonably required by the Title Company to evidence the authorization of the transactions contemplated by this Agreement; and

(v)           Other Deliveries.  Such other documents and instruments as may be reasonably requested by Title Company, Escrow Holder or Lender to consummate the transactions contemplated herein.

9. Deliveries to Buyer Outside of Escrow.  At the Closing, Seller shall deliver to Buyer:

(a)           the original Estoppel Certificates;

(b)           to the extent same are in the possession of Seller, Seller's original executed Leases and any guarantees or any letter of credit provided by any tenant relating thereto, together with the original Tenant correspondence files for each such Lease and all original building plans and tenant improvement plans (to the extent originals are not available, Seller shall deliver copies in Seller's possession or control);

(c)           copies of any and all assumed Contracts (or originals, if available); and

(d)           keys and security codes to all entrance doors to, and equipment and utility rooms located in, the Project, to the extent such keys and security codes are in the possession or control of Seller.

10. Costs and Expenses.  At Closing, Buyer shall pay (a) the portion of the Title Policy premium attributable to ALTA extended coverage (over and above the cost of a standard CLTA owner's policy of title insurance which shall be paid by Seller) should Buyer elect to obtain such coverage, together with the cost of any and all endorsements to the Title Policy, (b) the cost of any lender's title policy together with any endorsements issued in connection therewith (or endorsements to Lender’s existing title policies), (c) 50% of any escrow fees charged by Escrow Holder, (d) all fees and costs arising in connection with the assumption of the Existing Loans, including without limitation assumption fees, recording charges, legal fees and costs, costs of updated third party reports and appraisals, except as provided in clause (F) of the following sentence, and (e) except as provided in clause (C) below, any other recording fees charged by Title Company.  At Closing, Seller shall pay (A) County and (if applicable) City transfer taxes, (B) the premium for the CLTA portion of the Title Policy, (C) the cost of recording the Grant Deed and of recording any instruments to release any monetary liens which Seller is obligated to release, (D) the commission due to Seller's Broker pursuant to Paragraph 18 below, (E) 50% of any escrow fees charged by Escrow Holder, and (F) $50,000 towards Buyer’s loan assumption fees and costs, by way of a credit against the Purchase Price at the Closing for Buyer’s benefit.  All other closing costs shall be allocated to the parties in accordance with local practice in San Bernardino County.  Each party shall pay its own attorney's fees.  Buyer shall be responsible for all of its due diligence costs and Buyer shall be responsible for any costs associated with updating the existing Survey or obtaining a new Survey, if and to the extent desired by Buyer.  If, as a result of no fault of Buyer or Seller, Escrow fails to close, then (except as otherwise provided in this Agreement) Buyer and Seller shall share equally all of Escrow Holder's fees and charges.  If Escrow fails to close as a result of either party's default hereunder, such defaulting party shall be solely responsible for any escrow cancellation charges charged by Escrow Holder.

Any closing costs or other expenses incurred by or chargeable to Seller shall be allocated to each Seller Party as such cost relates to such Seller Party’s Property.  If it is unclear how such costs should be allocated, such cost shall be allocated as directed by Seller.  Escrow Holder is hereby authorized and directed to prepare separate settlement statements for each Property if requested by Seller.

11. Prorations; Credits.  The following prorations and credits shall be made between Seller and Buyer on the Close of Escrow, computed as of the Close of Escrow:

(a) Taxes and Assessments.  Real and personal property taxes and assessments on the Project shall be prorated on the basis that Seller is responsible for (i) all such taxes for the fiscal year of the applicable taxing authorities occurring prior to the "Current Tax Period" (as hereinafter defined) and (ii) that portion of such taxes for the Current Tax Period determined on the basis of the number of days which have elapsed from the first day of the Current Tax Period to the day prior to the Close of Escrow, inclusive, whether or not the same shall be payable prior to the Close of Escrow.  The phrase "Current Tax Period" refers to the fiscal year of the applicable taxing authority in which the Close of Escrow occurs.  In the event that as of the Close of Escrow the actual tax bills for the year or years in question are not available and the amount of taxes to be prorated as aforesaid cannot be ascertained, then rates and assessed valuation of the previous year, with known changes, shall be used, and when the actual amount of taxes and assessments for the year or years in question shall be determinable, then such taxes and assessments will be reprorated between the parties to reflect the actual amount of such taxes and assessments.

(b) Tenant Rents.  Rent and other receivables under the Leases, including, but not limited to, any pass-through charges for real property taxes, pass through charges for common area maintenance charges and pass through charges for insurance (collectively, "Rents") shall be prorated as of the Close of Escrow (the day of Close of Escrow being a day of income and expense to Buyer) on the basis of the actual number of days in the calendar month in which the Close of Escrow occurs and actual days elapsed, and shall be accounted for as follows:

(i) Rents due for the month of the Close of Escrow and collected by Seller, shall be prorated between Buyer and Seller;

(ii) Buyer shall be entitled to all Rents and other receivables accruing after the Close of Escrow, and Seller shall be entitled to all Rents collected after the Close of Escrow which pertain to periods prior to the Close of Escrow; and

(iii) All Rents received by Buyer or Seller following the Close of Escrow shall be distributed in accordance with the following priorities: first, to Buyer for all Rents applicable to the periods from and after the Close of Escrow and then due; and second, to Seller until Seller has received all past due Rent accruing until the day prior to the Close of Escrow.

Following the Close of Escrow, if Rents are received by Buyer or Seller (except as otherwise provided in the immediately following sentence), the amounts owed to the other party shall be remitted to such party within ten (10) business days of the other party's receipt of same.  Seller shall have the right to collect past due rent (for periods prior to the month in which the Close of Escrow occurs) from the Tenants after the Close of Escrow and to institute collection actions in connection therewith; provided, however that Seller may not institute any unlawful detainer proceeding or otherwise take action to terminate or alter any of the Tenant’s rights under their respective Leases.

(c) Security Deposits.  Buyer shall be credited and Seller shall be charged with any unapplied security deposits made by the Tenants under the Leases (Buyer hereby acknowledging that a Seller Party may refund or apply security deposits in the ordinary course of operating the Project).  In addition, each Seller Party, at its cost, shall take all actions required to assign and transfer to Buyer any letters of credit and deeds of trust that such Seller Party holds as security for a Tenant's performance under a Lease.

(d) Utilities.  Prior to the Closing, Buyer and Seller shall cooperate to arrange for all utility services to the Project to be discontinued in Seller's name, as of the day immediately prior to the Close of Escrow, and to be reinstated in Buyer's name, as of the Close of Escrow.  In the event that the foregoing cannot be effectuated, then Seller shall furnish readings of the applicable utility meters to a date not more than thirty (30) days prior to the Close of Escrow and the unfixed charges, if any, based thereon for the intervening time, shall be apportioned on the basis of such last readings.  Seller will obtain a refund of any cash deposits on account with the utility providers, and Buyer shall provide its own cash deposits directly to such utility providers.

(e) CAM Reconciliation.  Buyer and Seller acknowledge that Rents in the nature of so called "CAM" charges (collectively, "CAM Rents") under certain Leases for each calendar year may be collected in advance monthly based upon estimated operating expenses under the applicable Lease by Seller and may subsequently be subject to adjustment, on an annualized basis, after the expiration of the calendar year for which such CAM Rents are due based upon the reconciliation of operating expenses under the applicable Lease by Seller.  In furtherance of the foregoing, (1) Seller agrees to provide to Buyer, within forty-five (45) days after the Close of Escrow, an accounting with respect to CAM Rents for each applicable Property as of the Close of Escrow (so that Buyer can perform its obligations described below); (2) Buyer agrees to deliver such accounting to the Tenants within thirty (30) days of receipt thereof (and, if necessary, at the time Buyer delivers its own CAM reconciliation for calendar year 2010 to the Tenants) and to use commercially reasonable efforts to collect from the Tenants any amounts due Seller on account of such accounting (and to promptly remit same to Seller upon receipt); and (3)  in the event the applicable tenant is entitled to a reimbursement on account of the CAM Rents payable under its Lease to the landlord thereunder for the portion of calendar year 2010 ending on the Close of Escrow, then Seller shall deliver to Buyer with such accounting the total amount of reimbursements so owed to the Tenants and Buyer shall promptly deliver such reimbursements to the affected Tenants.  In connection with the foregoing, CAM Rents shall be pro-rated at Close of Escrow based on amounts billed and collected by Seller, and any reconciliation shall be completed on a post-Closing basis.

(f) Lender Impounds.  Seller shall receive a credit at the Close of Escrow equal to the sum of all impound and reserve account balances connected with the Existing Loans and held by Lender as of the business day prior to the Close of Escrow, in the event such amounts are not separately refunded to Seller by Lender.

Prior to the Close of Escrow, the parties hereto shall agree upon all of the prorations to be made and submit a statement to the Escrow Holder setting forth the same.  In the event that any prorations, apportionments or computations made under this Paragraph 11 shall require final adjustment, then the parties hereto shall make the appropriate adjustments promptly when accurate information becomes available and either party hereto shall be entitled to an adjustment to correct the same.  Any corrected adjustment or proration will be paid in cash to the party entitled thereto.

12. Disbursements and Other Actions by Escrow Holder.  Upon the Close of Escrow, Escrow Holder shall promptly undertake all of the following in the manner indicated:

(a) Prorations.  Prorate all matters referenced in Paragraph 11 based upon one or more closing statements for the Project signed by the parties.

(b) Recording.  Cause the Grant Deeds and any other documents which the parties hereto may mutually direct, to be recorded in the Official Records in the order directed by the parties.

(c) Funds.  Disburse from funds deposited by Buyer with Escrow Holder towards payment of all items chargeable to the account of Buyer pursuant hereto in payment of such costs, including, without limitation, the payment of the Purchase Price to Seller, and disburse the balance of such funds, if any, to Buyer.

(d) Title Policy.  Direct the Title Company to issue the Title Policy to Buyer.

(e) Documents to Seller.  Deliver to Seller a counterparts original of the Assignment of Leases, the Assignment of Contracts and the General Assignment, executed by Buyer.

(f) Documents to Buyer.  Deliver to Buyer (A) a conformed copy of the recorded Grant Deed, (B) originals of the Bill of Sale, the Seller's Certificates (if any), and the Seller's Tax Certificates, (C) a counterpart original Assignment of Leases, Assignment of Contracts and General Assignments executed by Seller, and (D) the letters described in Paragraph 8(a)(vi) above addressed to each Tenant advising the Tenants of this transaction.

13. Seller's Representations and Warranties.

(a)           In consideration of Buyer entering into this Agreement and as an inducement to Buyer to purchase the Project from Seller, Seller hereby makes the following representations and warranties to Buyer as of the date of this Agreement, each of which is material and being relied upon by Buyer:

(i)           Authority.  Seller has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Seller is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein.

(ii)           Foreign Person Affidavit.  Seller is not a foreign person as defined in Paragraph 1445 of the Internal Revenue Code.

(iii)           Lease Documents.  To Seller's Knowledge, the Leases delivered by Seller to Buyer are complete copies of same.

(iv)           Contracts.  Except for the Contracts delivered to Buyer, there are no service or maintenance contracts affecting the Project that will survive the Close of Escrow other than those that can be terminated by giving not more than thirty (30) days notice without penalty.

(v)           Documents.  There are no agreements (whether oral or written) entered into by Seller by which a person has the right to the possession of the Project, or any portion thereof, which shall be binding upon Buyer at Close of Escrow except (i) as otherwise disclosed by Seller in writing, including without limitation in the Documents and Materials, (ii) as otherwise made available to Buyer, or (iii) as may be disclosed in the Reports.

(vi)           Threatened Actions.  To Seller's Knowledge and except as set forth in Schedule 13(a)(vi), there are no Project-level or Property-level pending or threatened actions, suits, arbitrations, claims or proceedings, at law, in equity or otherwise, affecting, or which may affect, all or any portion of the Project, including, but not limited to, judicial, municipal or administrative proceedings in eminent domain, collection actions, alleged building code violations, health and safety violations, federal, state or local agency actions regarding environmental matters, lease disputes, federal environmental protection agency violations or zoning violations.

(vii)           Bankruptcy.  Neither Seller nor, to Seller's Knowledge, any Tenant of the Project has either filed or been the subject of any filing of a petition under any federal or state bankruptcy or insolvency laws.

(viii)           Hazardous Wastes.  To Seller's Knowledge, the Project is not in violation of any "Environmental Laws" (defined below).  As used herein, the term "Environmental Laws" means all federal, state or local laws, ordinances, orders, rules or regulations that directly and/or indirectly relate to air pollution, water pollution, noise control, and/or the presence, storage, escape, seepage, leakage, emission, release, use, spillage, generation, transportation, handling, discharge, disposal, or recovery of on-site or off-site hazardous or toxic substances, wastes or materials and/or underground storage tanks.

(ix)           Seller Entities.  Seller is not a person or entity described by Section 1 of the Executive Order (No. 13,224) Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49,079 (September 24, 2001), and to Seller's Knowledge, does not engage in any dealings or transactions, and is not otherwise associated with any such persons or entities.

As used herein, the term "Seller's Knowledge" means the actual knowledge of Meyer Nugit and David S. Blatt, without any duty of inquiry or investigation whatsoever.

(b)           Each of the representations and warranties set forth in Paragraph 13(a) of this Agreement (collectively, "Seller's Representations") shall be deemed to have been remade at and as of the Close of Escrow with the same force and effect as if first made on and as of the Close of Escrow; provided, that, at the Closing, Seller may submit to Buyer one (1) or more schedules, certified by Seller as true and correct as of the Close of Escrow, which modify or update any of Seller's Representations, or any exhibits referred to therein, to reflect matters, if any, which arise subsequent to the date of this Agreement (and were previously unknown to Seller), and Seller's Representations shall be deemed to have been remade with the changes, if any, set forth in such schedule or schedules, subject to the provisions in subparagraph (c) below.

(c)           If prior to Closing, Seller's Representations, as made as of the date of this Agreement, are determined to be untrue in any material respect as of such date or if Seller's Representations, as remade on the Close of Escrow, shall result in Seller's Representations made as of the date of this Agreement being untrue in any material respect as of the Close of Escrow, then, except as provided in Paragraph 13(d) of this Agreement, Buyer may, at Buyer's option and as Buyer's sole remedy (Buyer specifically waiving any right to bring any action against Seller for damages arising therefrom), either (x) terminate this Agreement by notice in writing to Seller, in which event the Deposit shall be returned by Buyer and the parties shall have no further obligations under this Agreement except for Surviving Obligations, or (y) waive the same and accept title to the Project without any abatement of the Purchase Price; provided, however, that Buyer shall have no right to terminate this Agreement as a result of any modification to or updating of Seller's Representations to reflect:

(i)           Leases entered into by Seller after the date of this Agreement in compliance with this Agreement;

(ii)           changes after the date of this Agreement to the schedule of litigation set forth in Schedule 13(a)(vi) to reflect any additions or deletions other than litigation that, if adversely determined, would affect title to the Project or would result in a Negative Material Economic Impact (it being expressly acknowledged and agreed that (A) the risk of changes that do not result in a Negative Material Economic Impact after the date of this Agreement to the schedule of litigation for any reason, including, without limitation, landlord/tenant litigation and claims covered by insurance, is Buyer's risk (meaning that no such change is intended to grant Buyer any right to terminate this Agreement or obtain any damages from Seller), and (B) changes after the date of this Agreement to the schedule of litigation for matters affecting title to a Project or which result in a Negative Material Economic Impact is Seller's risk (meaning that any such changes to the schedule of litigation shall only entitle Buyer to terminate this Agreement (if at all) subject to and in accordance with the provisions of this Paragraph 13(c) but no such changes to the schedule of litigation shall, if not cured by Seller, entitle Buyer to bring any action against Seller or constitute a breach of any representation or warranty of Seller, including, without limitation, any Seller's Representation); or

(iii)           actions that Seller is not prohibited from taking pursuant to the terms of this Agreement.

As used herein, the term "Negative Material Economic Impact" means, with respect to the occurrence of Negative Information, a potential loss to Buyer associated with such Negative Information that is greater than or equal to $250,000.  As used herein, the term "Negative Information" means (i) the filing of a lawsuit or counterclaim by an existing Tenant of a Project against the Seller entity which holds fee title thereto and which, if adversely determined, would result in a permanent reduction in the rental income associated with such Tenant's Lease, (ii) the filing of a lawsuit against a Seller entity which could result in a judgment against Buyer or the applicable Project after the Close of Escrow, (iii) the discovery of New Information (defined below) after the date of this Agreement which renders a Seller Representation false when remade on and as of the Close of Escrow, or (iv) a "New Violation" (defined below) discovered after the expiration of the Contingency Period.  Any dispute between the parties as to whether Negative Information has resulted or is likely to result in a Negative Material Economic Impact shall be resolved in accordance with Paragraph 27 below.

(d)           Notwithstanding the provisions of Paragraph 13(c) of this Agreement, Buyer shall have no right to terminate this Agreement pursuant to the provisions of this Paragraph 13 as a result of the untruth of any Seller's Representation if, within five (5) business days after the delivery of Buyer's notice terminating this Agreement, the Seller Party making such Seller’s Representation delivers written notice to Buyer of such Seller Party's intention to cure to Buyer, in which event Buyer's notice of termination shall be without effect and such Seller Party shall, at its option, either:

(i)           cause such untrue Seller's Representation to be corrected at or before Close of Escrow at such Seller Party's sole cost and expense (and Seller shall be entitled to adjourn the Close of Escrow one or more times (but for not more than thirty (30) days in the aggregate) to effectuate such cure), and if such Seller Party fails to effectuate such cure on or before the Close of Escrow (as same may have been adjourned), then Buyer shall have the right at Closing, as Buyer's sole remedy (Buyer specifically waiving any right to bring an action against Seller or any Seller Party for damages arising therefrom), to either (x) terminate this Agreement by notice in writing to Seller, in which event the Deposit shall be returned by Buyer and the parties shall have no further obligations under this Agreement except for Surviving Obligations, or (y) waive the same and accept title to the Project without any abatement of the Purchase Price; or

(ii)           credit Buyer at Close of Escrow with an amount equal to the diminution in value to the Project caused by the untrue Seller’s Representation but only to the extent that the diminution of value of the Project is $250,000 or a lesser amount, and in the event the diminution of value of the Project is greater than $250,000 then Buyer may, in its sole discretion, by an election to be made by Buyer no later than five (5) business days following a determination that the diminution in value of the Project is greater than $250,000, terminate this Agreement by notice in writing to Seller, in which event the Deposit shall be returned to Buyer and the parties shall have no further obligations under this Agreement except for Surviving Obligations (it being agreed that if there is a dispute as to the amount of the credit under this subparagraph (ii) then the provisions of Paragraph 27 of this Agreement shall apply).

(e)           If (i) prior to the Close of Escrow, Buyer delivers notice to Seller that any Seller's Representations are false in any material respect as hereinabove provided and/or (ii) on the date to which Seller adjourns the Closing pursuant to Paragraph 13(d)(i) above, Buyer delivers notice to Seller that Seller has failed to cure the relevant untrue Seller's Representations, then Buyer shall be required to elect one of the remedies set forth in Paragraph 13(c) or Paragraph 13(d)(i) (as applicable) above prior to the Close of Escrow and if Buyer fails to make such an election same shall conclusively mean that Buyer has determined to proceed under clause (y) of Paragraph 13(c) above or clause (y) of Paragraph 13(d)(i) above (as applicable).  Without limitation of the foregoing, on or before the earlier to occur of (x) the Close of Escrow or (y) the date that is ten (10) days after the date that Buyer becomes aware that any of Seller's Representations are untrue in any material respect, Buyer shall deliver notice thereof to Seller stating whether Buyer desires to proceed in respect thereof under clause (x) or clause (y) of Paragraph 13(c) above, or clause (x) or clause (y) of Paragraph 13(d)(i) above, whichever is applicable.  In the event that Buyer fails to so notify Seller of any such untrue Seller's Representation(s) and/or Buyer's desire to proceed under clause (x) or clause (y) of Paragraph 13(c) above, or clause (x) or clause (y) of Paragraph 13(d)(i) above, as applicable, within such ten (10) day (or shorter) period, then Buyer shall be deemed to have waived Buyer's right to terminate this Agreement and/or assert the untruth of such representation against Seller pursuant to the terms hereof.  Without limitation of the foregoing, in the event that Buyer becomes aware that any of Seller's Representations are untrue in any material respect prior to the Close of Escrow and nonetheless proceeds to Closing without making a claim under this Paragraph 13, then same shall be deemed to be a waiver by Buyer of any further right to make a claim arising out of such untrue nature of such Seller's Representation(s).

(f)           Seller's Representations (as modified or updated by Seller in accordance with the provisions of this Paragraph 13) shall survive the Close of Escrow for a period of nine (9) months.  If any of Seller's Representations is discovered to be untrue in any material respect after Close of Escrow, and a claim is asserted within the time period set forth in the immediately preceding sentence, then Buyer shall, subject to the provisions of Paragraphs 26 and 27 of this Agreement, have the right to pursue any and all remedies available against Seller as a result of such inaccuracy.

(g)           Notwithstanding the foregoing provisions of this Paragraph 13, in the event that (a) any of Seller’s Representations is made to Seller’s Knowledge, (b) subsequent to the date of this Agreement information (collectively, the “New Information”) is discovered and presented to Seller, which New Information, if in the possession of Seller on the date of this

Agreement, would have rendered such Seller’s Representation false in a material respect (i.e., if Seller had Knowledge of the New Information on the date of this Agreement then such Seller’s Representation, as made by Seller, would have been false in a material respect), and (c) such New Information does not result in a Negative Material Economic Impact, then, provided that Seller discloses such New Information to Buyer prior to the Close of Escrow: (i) such Seller’s Representation shall be deemed to have been remade as of the date such disclosure is made to take such New Information into account, (ii) such remaking of such Seller’s Representation shall not be deemed a breach of such Seller’s Representation by Seller, and (iii) such remaking of such Seller’s Representation shall not give rise to any right or remedy in favor of Buyer (including, without limitation, any right to terminate this Agreement).

14. Buyer's Representations and Warranties.  In consideration of Seller entering into this Agreement and as an inducement to Seller to sell the Project to Buyer, Buyer makes the following representations and warranties, each of which is material and is being relied upon by Seller:

(a) Authority.  Buyer has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Buyer is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein.

(b) Validly Existing.  If Buyer is a trust, Buyer is duly formed and validly existing.  If Buyer is a corporation, Buyer is validly existing, duly incorporated and in good standing under the laws of the state of its formation and as of the Close of Escrow will be qualified to do business in the State of California.  If Buyer is a limited liability company, Buyer is validly existing, duly organized and in good standing under the laws of the state of its formation and as of the Close of Escrow will be qualified to do business in the State of California.  If Buyer is a limited partnership, Buyer is duly formed, validly existing and in good standing under the laws of the state of its formation and as of the Close of Escrow will be qualified to do business in the State of California.

(c) Permitted Assignee.                                If the original Buyer hereunder has assigned its interest in this Agreement, such assignment has been made in compliance with this Agreement.

(d) Bankruptcy.  Buyer has not filed or been the subject of any filing of a petition under any federal or state bankruptcy or insolvency laws.

(e) Prohibited Transactions.  Buyer is not a person or entity described by Section 1 of the Executive Order (No. 13,224) Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49,079 (September 24, 2001), and to Buyer's knowledge, does not engage in any dealings or transactions, and is not otherwise associated with any such persons or entities.

Each of the representations and warranties set forth in this Paragraph 14 (collectively, "Buyer's Representations") shall be deemed to have been remade at and as of the Close of Escrow with the same force and effect as if first made on and as of the Close of Escrow.  Buyer's Representations shall survive the Closing for a period of nine (9) months.  If any of Buyer's Representations is discovered to be untrue in any material respect after Close of Escrow, then Seller shall have the right to pursue any and all remedies available against Buyer as a result of such inaccuracy.

15. Seller Covenants.  Seller agrees as follows:

(a) From the Opening of Escrow until the Close of Escrow or earlier termination of this Agreement, Seller will provide or cause to be provided substantially such services with respect to the Project that have been provided by or on behalf of Seller in the past in accordance with Seller's customary practice.

(b) From the Opening of Escrow until the Close of Escrow or earlier termination of this Agreement, Seller will maintain casualty and liability insurance with respect to the Project (which insurance may be effected under a blanket policy or policies of insurance) in accordance with Seller's past and current practice.

(c) From the Opening of Escrow until the expiration of the Contingency Period (or earlier termination of this Agreement), Seller shall have the right, but not the obligation, to amend, renew or expand the existing Leases or enter into any new leases with respect to any Project, all without the necessity of obtaining Buyer's consent (each a "Lease Transaction"); provided that Seller shall promptly provide Buyer with written notice of any such transaction.  Any Lease Transaction which Seller desires to enter into after the expiration of the Contingency Period and until the Close of Escrow (or earlier termination of this Agreement) shall require the prior written consent of Buyer, which consent shall not be unreasonably withheld and shall be deemed given if notice of disapproval is not received by Seller within three (3) business days of delivering a request for consent to Buyer along with the relevant documentation with respect to such Lease Transaction.  Seller shall be responsible for all leasing commissions and tenant improvement allowances and costs associated with any Lease Transaction entered into prior to the Close of Escrow.

(d) Following the full execution and delivery of this Agreement, Seller shall not solicit nor accept any additional offers, binding or otherwise, for a possible sale of the Project.  Following the end of the Contingency Period, unless Buyer has previously elected to terminate this Agreement, Seller will remove and withhold the Project from the market and cease all discussions with any prospective purchasers other than Buyer.  Seller’s obligations under this Section 15(d) shall not survive the cancellation or termination of this Agreement.

16. Condition of Project.

(a)           Except as otherwise expressly provided in this Agreement, Buyer shall accept the Project at the Close of Escrow in the "as is", "where is" condition, with all faults.  Buyer agrees that, except as expressly set forth herein, Seller shall not be liable for any construction, latent or patent defects in the Project, and shall not be bound in any manner whatsoever by any guarantees, promises, projections, operating expenses, set-ups or other information pertaining to the Project made, furnished or claimed to have been made or furnished by Seller or any other person or entity, including, without limitation, Seller’s Broker (including without limitation any information contained in the marketing package for the Property prepared by Seller’s Broker), or any partner, member, manager, shareholder, employee, agent, attorney or other person representing or purporting to represent Seller or Seller’s Broker, whether verbally or in writing.  Buyer acknowledges that neither Seller nor any of the employees, agents or attorneys of Seller has made any verbal or written representations or warranties whatsoever to Buyer, whether express, implied, statutory, or by operation of law, except as expressly set forth in this Agreement and, in particular, that no such representations and warranties have been made with respect to the physical or environmental condition or operation of the Project, the layout or square footage of the Project, the actual or projected revenue and expenses of the Project or any of the Leases, zoning, environmental, and other laws, regulations and rules applicable to the Project, or the compliance of the Project therewith, the quantity, quality or condition of the articles of personal property and fixtures included in the transactions contemplated hereby, the use or occupancy of the Project or any part thereof or any other matter or thing affecting or relating to the Project or the transactions contemplated hereby, except as specifically set forth in this Agreement.  Buyer has not relied and is not relying upon any representations or warranties, other than Seller's Representations, or upon any statements made in any informational materials with respect to the Project provided by Seller or any other person or entity, including Seller’s Broker (including without limitation any information contained in the marketing package for the Property prepared by Seller’s Broker)or any shareholder, member, manager, employee, agent, attorney or other person representing or purporting to represent Seller or Seller’s Broker.  Without limitation of the foregoing, Buyer specifically acknowledges and agrees that it has assumed the risk of changes in the condition of the Project between the Opening of Escrow and the Close of Escrow and no adverse change in such condition shall grant Buyer any right to terminate this Agreement or to obtain any damages against Seller except as otherwise provided herein.  IN ADDITION TO, AND WITHOUT LIMITATION OF THE FOREGOING, EXCEPT AS SET FORTH IN THIS AGREEMENT, SELLER MAKES NO WARRANTY, EXPRESS, IMPLIED, STATUTORY, OR BY OPERATION OF LAW, AS TO THE QUANTITY, QUALITY, MERCHANTABILITY, TITLE, MARKETABILITY, FITNESS, OR SUITABILITY FOR A PARTICULAR PURPOSE OF THE PROPERTY OR ANY COMPONENT THEREOF, AND THE PROPERTY AND EACH COMPONENT THEREOF ARE SOLD IN AN "AS IS", "WHERE IS" CONDITION, WITH ALL FAULTS.  BY EXECUTING THIS AGREEMENT, EXCEPT AS SET FORTH IN THIS AGREEMENT, BUYER AFFIRMS AND AGREES THAT (A) BUYER HAS NOT RELIED ON SELLER'S SKILL OR JUDGMENT TO SELECT OR FURNISH THE PROPERTY OR ANY COMPONENT THEREOF FOR ANY PARTICULAR PURPOSE, (B) SELLER MAKES NO WARRANTY THAT THE PROPERTY OR ANY COMPONENT THEREOF ARE FIT FOR ANY PARTICULAR PURPOSE, (C) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED, STATUTORY, OR BY OPERATION OF LAW, WITH RESPECT TO THE PROPERTY OR ANY COMPONENT THEREOF, (D) BUYER HAS BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY AND EACH COMPONENT THEREOF AND HAS DETERMINED TO PURCHASE THE PROPERTY AND EACH COMPONENT THEREOF BASED ON SUCH INSPECTION, AND (E) UPON CLOSE OF ESCROW, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT

NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INVESTIGATIONS, AND BUYER, ON THE CLOSING DATE, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED, AND RELEASED SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING, WITHOUT LIMITATION, CAUSES OF ACTION IN TORT, LOSSES, DAMAGES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, THAT BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL OR ENVIRONMENTAL CONDITIONS, AND/OR VIOLATIONS OF ANY APPLICABLE LAWS.

(b)           Without limiting the generality of the provisions of Paragraph 16(a) above, Buyer specifically acknowledges and agrees as follows:

(i)           Except for the Seller's Representations, neither Seller nor any other party acting (or purporting to act) on behalf of Seller, has made any (and Seller hereby disclaims any) representation or warranty of any kind of nature concerning any environmental condition existing at the Project, including without limitation (1) air quality, mold or water conditions which may exist at the Project or other matters governed by California's Toxic Mold Protection Act (Cal. Health & Safety Code §§26100-26156; Stats 2001, ch 584), or (2) matters disclosed by the environmental reports included in the Documents and Materials or otherwise made available to Buyer (the matters stated therein being referred to as the "Environmental Disclosed Matters");

(ii)           Except as otherwise expressly set forth in this Agreement, Buyer shall take title to the Project subject to any and all environmental conditions thereat (or the presence of any matter or substance relating to any such environmental condition at the Project, including without limitation mold), whether known or unknown, disclosed or undisclosed, including, without limitation, the Environmental Disclosed Matters, and any and all claims and/or liabilities relating to (in any manner whatsoever) any hazardous, toxic or dangerous materials or substances located in, at, about or under the Project, or for any and all claims or causes of action (actual or threatened) based upon, in connection with or arising out of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., and the Superfund Amendments and Reauthorization Act, 42 U.S.C. §9601 et seq., or any other law or cause of action (including any federal or state based statutory, regulatory or common law cause of action) related to environmental matters or liability with respect to or affecting the Project (any of the foregoing described in this subparagraph (b)(ii) being referred to as "Environmental Conditions"); and

(iii)           Except as otherwise expressly set forth in this Agreement, Buyer hereby releases Seller and each of its constituent partners, members, managers, officers, directors, attorneys, lenders, agents, successors and assigns (collectively, the "Seller Exculpated Parties") from any liability of any kind or nature arising with respect to any Environmental Conditions and, specifically, agrees that, if any claim is brought against

Buyer arising out of any Environmental Condition, Buyer shall have no claim of any kind or nature against Seller or any Seller Exculpated Party (the parties hereby agreeing that Buyer’s remedies for breach of any Seller’s Representation regarding existing Environmental Conditions shall be as set forth in Section 13).  The foregoing shall, however, in no event be deemed an obligation on the part of Buyer to indemnify Seller with respect to any Environmental Disclosed Matters or Environmental Conditions.

(c)           Section 25359.7 of the California Health and Safety Code requires owners of nonresidential property who know or have reasonable cause to believe that a release of a hazardous material has come to be located on or beneath real property to provide written notice of that condition to a buyer of said real property.  Except as otherwise expressly set forth in this Agreement, Buyer acknowledges that Seller has disclosed to Buyer all matters described in the Environmental Disclosed Matters.  By Buyer's execution of this Agreement, and except as otherwise expressly set forth in this Agreement, Buyer (i) acknowledges Buyer's receipt of the foregoing notice given pursuant to Section 25359.7 of the California Health and Safety Code, (ii) has become or will become fully aware prior to the Close of Escrow of the matters described in the Environmental Disclosed Matters, a copy of which Buyer has received and has reviewed; and (iii) as of Close of Escrow and after receiving advice of Buyer's legal counsel, waives any and all rights or remedies whatsoever, express, implied, statutory or by operation of law, Buyer may have against Seller and arising under Section 25359.7 of the California Health and Safety Code.  The provisions of this Paragraph 16(c) shall survive the Closing.

(d)           Buyer and Seller acknowledge that Seller or Broker is required to disclose if any Project lies within the following natural hazard areas or zones:

(i)           a special flood hazard area (any type Zone "A" or "V") designated by the Federal Emergency Management Agency (Cal. Gov. Code § 8589.3);

(ii)           an area of potential flooding shown on a dam failure inundation map designated pursuant to Cal. Gov. Code § 8589.5 (Cal. Gov. Code § 8589.4);

(iii)           a very high fire hazard severity zone designated pursuant to Cal. Gov. Code § 51178 or 51179 (in which event the owner maintenance obligations of Cal. Gov. Code § 51182 would apply) (Cal. Gov. Code § 51183.5);

(iv)           a wildland area that may contain substantial forest fire risks and hazards designated pursuant to Cal. Pub. Resources Code § 4125 (in which event (x) the property owner would be subject to the maintenance requirements of Cal. Pub. Resources Code § 4291 and (y) it would not be the state's responsibility to provide fire protection services to any building or structure located within the wildland area except, if applicable, pursuant to Cal. Pub. Resources Code § 4129 or pursuant to a cooperative agreement with a local agency for those purposes pursuant to Cal. Pub. Resources Code § 4142) (Pub. Resources Code § 4136);

(v)           an earthquake fault zone (Pub. Res. Code § 2621.9); or

(vi)           a seismic hazard zone (and, if applicable, whether a landslide zone or liquefaction zone) (Pub. Resources Code § 2694).

Seller has engaged or will cause the Title Company to engage the services of a natural hazard disclosure expert (in such capacity, the "Natural Hazard Expert") to examine the maps and other information specifically made available to the public by government agencies for the purpose of enabling each of Seller and Seller’s Broker to fulfill its disclosure obligations with respect to the natural hazards referred to in California Civil Code Section 1103(c) and to report the result of its examination to Buyer and Seller in writing.  As contemplated in California Civil Code Section 1103.2(b), if an earthquake fault zone, seismic hazard zone, very high fire hazard severity zone or wildland fire area map or accompanying information is not of sufficient accuracy or scale for the Natural Hazard Expert to determine if a particular Project is within the respective natural hazard zone, then for purposes of the disclosure such Project shall be considered to lie within such natural hazard zone.  The written report prepared by the Natural Hazard Expert regarding the results of its examination fully and completely discharges Seller and Seller’s Broker from their disclosure obligations referred to herein, and, for the purpose of this Agreement, the provisions of Civil Code Section 1103.4 regarding the non-liability of each of Seller and Seller’s Broker for errors or omissions not within in its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above.  The obligations of Seller and Seller’s Broker are several (and not joint and not joint and several) and, without limitation, in no event shall Seller have any responsibility for matters not actually known to Seller.  THESE HAZARDS MAY LIMIT BUYER'S ABILITY TO DEVELOP THE PROPERTY, TO OBTAIN INSURANCE, OR TO RECEIVE ASSISTANCE AFTER A DISASTER.  THE MAPS ON WHICH THESE DISCLOSURES ARE BASED ON ESTIMATE WHERE NATURAL HAZARDS EXIST.  THEY ARE NOT DEFINITIVE INDICATORS OF WHETHER OR NOT A PROPERTY WILL BE AFFECTED BY A NATURAL DISASTER.  BUYER MAY WISH TO OBTAIN PROFESSIONAL ADVICE REGARDING THOSE HAZARDS AND OTHER HAZARDS THAT MAY AFFECT THE PROPERTY.

(e)           BUYER, WITH BUYER'S COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THOSE SET FORTH IN THIS SECTION 16, AND UNDERSTANDS THEIR SIGNIFICANCE AND EFFECT.  BUYER ACKNOWLEDGES AND AGREES THAT EXCEPT FOR SELLER’S REPRESENTATIONS SET FORTH IN THIS AGREEMENT, THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THOSE SET FORTH IN THIS SECTION 16, ARE AN INTEGRAL PART OF THIS AGREEMENT, AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PROPERTY TO BUYER FOR THE PURCHASE PRICE WITHOUT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THOSE SET FORTH IN THIS SECTION 16.  THE TERMS AND CONDITIONS OF THIS SECTION 16 WILL EXPRESSLY SURVIVE THE CLOSE OF ESCROW AND WILL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS.

Initials of Seller:                                                                Initials of Buyer:

/s/ DNL                                                                              /s/ ST

(f)           With respect to any release by Buyer contained in this Agreement, Buyer expressly waives the provisions of California Civil Code § 1542, which provides as follows:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor."

Initials of Buyer:

/s/ ST

17. LIQUIDATED DAMAGES.  IF BUYER SHOULD BE IN BREACH OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND AS A RESULT SELLER, ACTING WITHIN ITS RIGHTS SET FORTH IN THIS AGREEMENT, ELECTS TO TERMINATE THE ESCROW, THEN IN ANY SUCH EVENT, THE ESCROW HOLDER MAY BE INSTRUCTED BY SELLER TO CANCEL THE ESCROW AND SELLER SHALL THEREUPON BE RELEASED FROM ITS OBLIGATIONS HEREUNDER.  BUYER AND SELLER AGREE THAT BASED UPON THE CIRCUMSTANCES NOW EXISTING, KNOWN AND UNKNOWN, IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ESTABLISH SELLER'S DAMAGE BY REASON OF BUYER'S DEFAULT UNDER THIS AGREEMENT.  ACCORDINGLY, BUYER AND SELLER AGREE THAT IN THE EVENT OF DEFAULT BY BUYER UNDER THIS AGREEMENT, IT WOULD BE REASONABLE AT SUCH TIME TO AWARD SELLER, AS SELLER'S SOLE AND EXCLUSIVE REMEDY AT LAW AND EQUITY, "LIQUIDATED DAMAGES" EQUAL TO THE AMOUNT OF THE DEPOSIT.

THEREFORE, IF BUYER SHOULD BE IN BREACH OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND AS A RESULT SELLER, ACTING WITHIN ITS RIGHTS SET FORTH IN THIS AGREEMENT, ELECTS TO TERMINATE THE ESCROW, SELLER MAY INSTRUCT THE ESCROW HOLDER TO CANCEL THE ESCROW WHEREUPON ESCROW HOLDER SHALL IMMEDIATELY PAY OVER TO SELLER THE DEPOSIT, AND SELLER SHALL BE RELIEVED FROM ALL OBLIGATIONS AND LIABILITIES HEREUNDER, AND, PROMPTLY FOLLOWING ESCROW HOLDER'S RECEIPT OF SUCH INSTRUCTION, ESCROW HOLDER SHALL CANCEL THE ESCROW.

NOTHING IN THIS PARAGRAPH 17 SHALL (i) PREVENT OR PRECLUDE ANY RECOVERY OF ATTORNEYS' FEES OR OTHER COSTS INCURRED BY SELLER PURSUANT TO PARAGRAPH 22 HEREOF OR (ii) IMPAIR OR LIMIT THE EFFECTIVENESS OR ENFORCEABILITY OF THE INDEMNIFICATION OBLIGATIONS OF BUYER CONTAINED IN THIS AGREEMENT.  SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS PARAGRAPH 17 AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

/s/ ST                                                                             /s/ DNL
Buyer Initials                                                                Seller Initials

18. Buyer's Remedies.  Subject to the provisions of Paragraphs 26 and 27 of this Agreement, if Seller shall default under this Agreement, then Buyer, as Buyer's sole remedy (Buyer specifically waiving any right to bring an action for monetary damages, including, without limitation, consequential, speculative or punitive damages), may either:

(a)           deliver written notice to Seller that Buyer elects to terminate this Agreement, in which event Buyer shall be entitled to a return of the Deposit and Seller shall reimburse Buyer for its actual out of pocket expenses incurred in connection with its acquisition of the Property (including without limitation any non-refundable payments made by Buyer to Lender) up to a maximum reimbursement of $50,000, and the parties shall thereafter have no further obligations under this Agreement except for the Surviving Obligations which shall survive such termination; or

(b)           provided that Buyer is not otherwise in default under this Agreement, bring an action against Seller to seek specific performance of Seller's obligations hereunder within sixty (60) days following the earlier of (x) the scheduled Closing Date or (y) the date of Seller's breach.  Such action for specific performance will not be construed to require Seller to cure any title defect (except as specifically provided in Paragraph 5 of this Agreement), cure any untrue representation, comply with any covenant hereunder, cure any physical condition existing at the Project, or cause any third party to take any action with respect to the Project or Seller).

If Buyer believes that Seller has defaulted as aforesaid prior to the Closing Date, then Buyer shall be required to elect one (1) of the remedies set forth in either Paragraph 18(a) or Paragraph 18(b) prior to the Closing Date and if Buyer fails to make such an election same shall conclusively mean that Buyer has determined to proceed under Paragraph 18(a) of this Agreement.  Notwithstanding anything to the contrary contained in this Agreement, in the event that Buyer becomes aware that Seller has defaulted in any respect under this Agreement prior to the Closing Date and nonetheless proceeds to Closing, then same shall be deemed to be a waiver by Buyer of any further right to make a claim arising out of such default.  For the avoidance of doubt, Buyer and Seller acknowledge that a breach of Seller's Representations that is alleged by Buyer under this Agreement shall not be deemed to fall within this Paragraph 18 (it being acknowledged that Buyer's remedies in respect thereof are as set forth in Paragraph 13 of this Agreement).

19. Damage or Condemnation Prior to Closing.  Seller shall promptly notify Buyer of any casualty to any Project or any condemnation proceeding commenced prior to the Close of Escrow.  If any such casualty results in a loss in excess of Two Hundred Fifty Thousand Dollars ($250,000) or any such condemnation proceeding relates to or may result in the loss of any portion of the Project with a value in excess of Two Hundred Fifty Thousand Dollars ($250,000) (each a "Material Loss"), Buyer may, at its option, elect either to:  (i) terminate this Agreement, or (ii) continue the Agreement in effect.  In the event Buyer elects to continue the Agreement following the occurrence of a Material Loss or in the event any casualty or condemnation proceeding does not result in a Material Loss, then this Agreement shall not terminate on account thereof and, upon the Close of Escrow, Buyer shall be entitled to and Seller shall assign to Buyer at the Close of Escrow any insurance proceeds or condemnation awards attributable to such casualty or condemnation proceeding (as applicable) and a credit against the Purchase Price equal to the insurance deductible, and there shall be no other adjustment to the Purchase Price.

In such event, Seller shall not compromise, settle or adjust any casualty claims after expiration of the Contingency Period without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed.

20. Notices.  All notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered or sent by (i) reputable overnight courier service (e.g. FedEx, UPS) or (ii) registered or certified mail, postage prepaid, return receipt requested, or (iii) facsimile, and shall be deemed received (i) if personally delivered, the date of delivery to the address of the person to receive such notice, (ii) if sent by overnight courier, on the next business day following deposit with such courier, (iii) if mailed, the date of actual receipt or rejection as shown on the returned receipt, and (iv) if given by facsimile, when sent.  Any notice, request, demand, direction or other communication sent by facsimile must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing.

To Seller:	Grand Gateway I, LLC
Grand Gateway II, LLC
Grand Gateway III, LLC
c/o DSB Properties, Inc.
101 N. Westlake Blvd., Suite 201
Westlake Village, CA  91362
Attention: David S. Blatt
Tel. No.: (805) 374-1700
Fax. No.: (805) 374-1703

With a copy to:	Donfeld, Kelley & Rollman
11845 W. Olympic Blvd., Suite 1245
Los Angeles, CA 90064
Attention: Fredric A. Rollman, Esq.
Tel. No.: (310) 312-8080
Fax No.: (310) 312-8014

To Buyer:	Retail Opportunity Investments Corp.
3 Manhattanville Road
Second Floor
Purchase, New York 10577
Attention: Stuart Tanz
Tel. No.: (914) 272-8085
Fax No.: (760) 599-7007

With a copy to:	Freeman, Freeman & Smiley LLP
3415 S. Sepulveda Blvd., Suite 1200
Los Angeles, CA 90034
Attention: Jack R. Lenack, Esq.
Tel. No.: (310) 255-6176
Fax No.: (310) 391-4042

Notice of change of address shall be given by written notice in the manner detailed in this Paragraph 20.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

21. Brokers.  Upon the Close of Escrow, Seller shall pay a real estate brokerage commission to DSB Properties, Inc. (“DSB”), a California real estate broker, and DSB will pay a portion of its brokerage commission to Hanley Investment Group (“Hanley”), pursuant to separate agreements between Seller and DSB, and between DSB and Hanley.  If any additional claims for brokers' or finders' fees for the consummation of this Agreement arise (other than claims of DSB or Hanley), then Buyer hereby agrees to indemnify, save harmless and defend Seller from and against such claims if they shall be based upon any actual or alleged statement or representation or agreement by Buyer, and Seller hereby agrees to indemnify, save harmless and defend Buyer if such claims shall be based upon any actual or alleged statement, representation or agreement made by Seller (including claims of DSB or Hanley).

22. Legal Fees.  In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the terms, covenants or agreements or any inaccuracies in any of the representations and warranties on the part of the other party arising out of this Agreement, then in that event, the prevailing party in such action or dispute, whether by final judgment, or out of court settlement shall be entitled to have and recover of and from the other party all costs and expenses of suit, including actual attorneys' fees.  Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including reasonable attorneys' fees (collectively "Costs") incurred in enforcing, perfecting and executing such judgment.  For the purposes of this paragraph, Costs shall include, without limitation, attorneys' fees, costs and expenses incurred in the following:  (i) postjudgment motions; (ii) contempt proceeding; (iii) garnishment, levy, and debtor and third party examination; (iv) discovery; and (v) bankruptcy litigation.

23. Assignment.  Buyer shall not assign, transfer or convey its rights and/or obligations under this Agreement and/or with respect to the Project without the prior written consent of Seller, which consent Seller may withhold in its sole, absolute and subjective discretion; provided that Buyer shall have the right to assign, without Seller's consent, all (but not less than all) of this Agreement to (i) three (3) separate limited liability companies where the majority of the membership interests in each such entity are held by Buyer and/or its affiliates, and (ii) an accommodator in connection with an Exchange by Buyer.  Any attempted assignment without the prior written consent of Seller (when Seller's consent is required) shall be void and Buyer shall be deemed in default hereunder.  Any assignment of this Agreement by Buyer shall not relieve the assigning party from its liability under this Agreement.

24. Exchange.

(a) Buyer's Exchange.  Seller acknowledges that Buyer may engage in a tax-deferred exchange (the "Exchange") pursuant to Section 1031 of the Internal Revenue Code.  To effect this Exchange, Buyer may assign its rights in, and delegate its duties under, this Agreement to any exchange accommodator which Buyer shall determine.  As an accommodation to Buyer, Seller agrees to cooperate with Buyer in connection with the Exchange, including the execution of documents therefor, provided the following terms and conditions are satisfied:

(i) There shall be no liability to Seller and Seller shall have no obligation to take title to any property in connection with the Exchange.

(ii) Seller shall in no way be obligated to pay any escrow costs, brokerage commissions, title charges, survey costs, recording costs or other charges incurred with respect to any exchange property and/or the Exchange.

(iii) In no way shall the Close of Escrow be contingent or otherwise subject to the consummation of the Exchange, and the Escrow shall timely close in accordance with the terms of this Agreement notwithstanding any failure, for any reason, of the parties to the Exchange to effect same.

(iv) If, for any reason, the Close of Escrow does not occur by Buyer’s Exchange deadline, Seller shall have no responsibility or liability to Buyer or any third party involved in the Exchange on account thereof.

(v) Seller will not be required to make any representations or warranties nor assume any obligations, nor spend any sum or incur any personal liability whatsoever in connection with the Exchange.

(vi) All representations, warranties, covenants and indemnification obligations of Buyer set forth in this Agreement shall not be affected or limited by Buyer's use of an exchange accommodator and shall survive the Exchange and shall continue to inure directly from Buyer for the benefit of Seller.

(b) Seller's Exchange.  Buyer acknowledges that Seller may engage in a Exchange pursuant to Section 1031 of the Internal Revenue Code.  To effect this Exchange, Seller may assign its rights in, and delegate its duties under, this Agreement (in whole or in part) to (i) a tenant or tenants-in-common (so long as such assignee(s) assumes Seller’s obligations under this Agreement and Seller (and/or such assignee(s)) holds title to the Property immediately prior to Close of Escrow) or (ii) any exchange accommodator which Seller shall determine.  As an accommodation to Seller, Buyer agrees to cooperate with Seller in connection with the Exchange, including the execution of documents therefor, provided the following terms and conditions are satisfied:

(i) There shall be no liability to Buyer and Buyer shall have no obligation to take title to any property in connection with the Exchange.

(ii) Buyer shall in no way be obligated to pay any escrow costs, brokerage commissions, title charges, survey costs, recording costs or other charges incurred with respect to any exchange property and/or the Exchange.

(iii) In no way shall the Close of Escrow be contingent or otherwise subject to the consummation of the Exchange, and the Escrow shall timely close in accordance with the terms of this Agreement notwithstanding any failure, for any reason, of the parties to the Exchange to effect same.

(iv) If, for any reason, the Close of Escrow does not occur, Buyer shall have no responsibility or liability to any third party involved in the Exchange.

(v) Buyer will not be required to make any representations or warranties nor assume any obligations, nor spend any sum or incur any personal liability whatsoever in connection with the Exchange.

(vi) All representations, warranties, covenants and indemnification obligations of Seller set forth in this Agreement shall not be affected or limited by Seller's use of an exchange accommodator and shall survive the Exchange and shall continue to inure directly from Seller for the benefit of Buyer.

25. Non-Liability.  Notwithstanding anything to the contrary contained in this Agreement, no director, officer, employee, shareholder, member, manager, partner or agent of Seller shall have any personal obligation or liability hereunder, and Buyer shall not seek to assert any claim or enforce any of Buyer's rights hereunder against any such exculpated party. Notwithstanding anything to the contrary contained in this Agreement, no director, officer, employee, shareholder, member, manager, partner or agent of Buyer shall have any personal obligation or liability hereunder, and Seller shall not seek to assert any claim or enforce any of Seller's rights hereunder against any such exculpated party.

26. Limitation of Liability; No Joint and Several Liability.  Notwithstanding anything to the contrary set forth in this Agreement, (a) Buyer shall not pursue any claim against Seller that causes damage to Buyer that is less than the Floor (as hereinafter defined), and (b) the maximum amount of liability that Seller shall have under any circumstance for any surviving obligation under this Agreement (including, without limitation, any obligation arising out of any Seller's Representation that survives the Close of Escrow, any obligation of Seller contained herein that is specifically stated to survive the Close of Escrow, or any liability under any instrument or document delivered by Seller in connection with the Close of Escrow) shall not exceed an amount equal to $1,000,000 in the aggregate (the "Maximum Amount").  As used herein, the term "Floor" means $50,000.00.  However, the Maximum Amount shall be inapplicable to any damages suffered by Buyer on account of any fraud by a Seller Party.

27. Determination of Estimated Calculations.  The parties acknowledge and agree that, in the event that this Agreement provides that (A) a party is entitled to receive a credit under this Agreement, or a sum is to be escrowed hereunder at Close of Escrow, or an amount hereunder is to be prorated or adjusted, or another calculation or determination is to be made hereunder at or before Close of Escrow (each, a "Calculation") and (B) disputes in respect of the amount of such Calculation are to be determined pursuant to this Paragraph 27, then the following procedure shall be followed:

(a)           if Seller and Buyer do not agree upon a Calculation, Seller or Buyer (as applicable the “Disputing Party”) shall at any time prior to the Closing Date deliver to the other party (“Receiving Party”) a notice ("Calculation Notice") setting forth (i) Disputing Party’s estimate of the amount of such Calculation ("Disputing Party’s Calculation"), and (ii) the reasons (which may include (but shall not require) third party bids or estimates regarding any work to which such credit, proration, adjustment, escrowed sum or other calculation, as applicable, applies) for Disputing Party's Calculation;

(b)           Receiving Party shall have until the date that is three (3) business days following the receipt of the Calculation Notice (and if the expiration of such three (3) business day period is after the Closing Date, then the Closing Date shall automatically be adjourned to the date two (2) business days after the expiration of such three (3) business day period), in which to deliver a notice to Disputing Party ("Calculation Response"), stating either (i) that Receiving Party agrees with Disputing Party’s Calculation, or (ii) that Receiving Party disagrees with Disputing Party's Calculation, and if Receiving Party delivers its Calculation Response under this clause (ii), such Calculation Response shall further set forth (x) Receiving Party's estimate of the Calculation ("Receiving Party's Calculation") and (y) the reasons (which may include (but shall not require) third party bids or estimates regarding any work to which such Calculation applies) for Receiving Party's Calculation;

(c)           in the event Receiving Party delivers a Calculation Response under clause (i) of Paragraph 27(b) above, then Disputing Party's Calculation shall be deemed to be the Calculation, and the Close of Escrow shall take place, and the amount of the Calculation shall equal Disputing Party's Calculation; and

(d)           in the event Receiving Party delivers a Calculation Response under clause (ii) of Paragraph 27(b) above, then in such event the amount of the Calculation (for purposes of the Close of Escrow only) shall equal the lesser of Receiving Party's Calculation and Disputing Party's Calculation, and the difference between such Calculations shall be withheld from the Purchase Price, and paid over to Escrow Holder and held by Escrow Holder in escrow and, subsequent to the Closing Date, the parties hereto shall submit the dispute to arbitration pursuant to Paragraph 28 of this Agreement, the determination of which shall be conclusive and binding upon the parties and the costs of which shall be paid by the substantially losing party (i.e., the non-prevailing party), and the escrowed amount shall be released and disbursed in accordance with such determination.

28. ARBITRATION OF DISPUTES.  IN THE EVENT OF DISAGREEMENT OR DISPUTE BETWEEN SELLER AND BUYER TO REMEDY, PREVENT OR OBTAIN RELIEF FROM A BREACH OF THIS AGREEMENT, TO ENFORCE A PARTY'S ASSERTED RIGHTS UNDER THIS AGREEMENT, OR TO OBTAIN A DECLARATION OF THE PARTIES' RESPECTIVE RIGHTS, DUTIES OR OBLIGATIONS UNDER THIS AGREEMENT, OR CONCERNING THE INTERPRETATION OR CONSTRUCTION OF THIS AGREEMENT ("ACTION"), WHICH CANNOT BE RESOLVED OR ADJUSTED BETWEEN THE PARTIES DESPITE THEIR BEST EFFORTS, UPON WRITTEN REQUEST OF EITHER PARTY ALL SUCH DISAGREEMENTS OR DISPUTES SHALL BE SUBMITTED TO ARBITRATION FOR FINAL DETERMINATION.  SUCH ARBITRATION SHALL BE CONDUCTED IN LOS ANGELES COUNTY, CALIFORNIA, BY A SINGLE ARBITRATOR, AND EACH OF THE PARTIES AGREES AND SUBMITS TO JURISDICTION AND VENUE, AS PROVIDED HEREIN.  EXCEPTING ONLY AS EXPRESSLY MODIFIED BY THE PROVISIONS OF THIS SECTION 28, THE

ARBITRATION SHALL BE CONDUCTED PURSUANT TO CODE OF CIVIL PROCEDURE, §§ 1282 ET SEQ.  THE DETERMINATION OF THE ARBITRATOR SHALL BE FINAL AND BINDING UPON THE PARTIES, OTHER THAN AS PROVIDED UNDER CODE OF CIVIL PROCEDURE, §§ 1285.8 THROUGH 1287.2, INCLUSIVE.

(a) SELECTION OF ARBITRATOR.  WITHIN THREE (3) BUSINESS DAYS FOLLOWING DELIVERY OF A REQUEST FOR ARBITRATION BY EITHER PARTY, THE PARTIES SHALL JOINTLY SELECT THE ARBITRATOR FROM THE LOS ANGELES COUNTY PANEL OF RETIRED JUDGES AND JUSTICES ASSOCIATED WITH JAMS ("THE PANEL").  IN THE EVENT THAT THE PARTIES ARE UNABLE TO AGREE UPON AN ARBITRATOR WITHIN SUCH PERIOD, EACH PARTY SHALL WITHIN TWO (2) BUSINESS DAYS THEREAFTER SELECT A RETIRED JUDGE OR JUSTICE FROM THE PANEL; AND WITHIN THREE (3) BUSINESS DAYS THEREAFTER BOTH OF THOSE RETIRED JUDICIAL OFFICERS SHALL JOINTLY SELECT ONE (1) RETIRED JUDGE OR JUSTICE FROM THE PANEL, WHOSE CALENDAR PERMITS THE IMMEDIATE ADJUDICATION OF THE DISAGREEMENTS OR DISPUTES AND WHO AGREES TO ACT ON AN EXPEDITED BASIS, TO SERVE AS THE SOLE ARBITRATOR.  THE SELECTION OF ARBITRATOR, AS PROVIDED HEREIN, SHALL BE FINAL AND BINDING UPON THE PARTIES, EXCEPTING ONLY IN THE CASE OF THE DEATH, DISABILITY, OR INCAPACITY OF THE SELECTED ARBITRATOR, IN WHICH EVENT THE PROCESS PROVIDED FOR HEREIN SHALL BE UTILIZED TO SELECT A REPLACEMENT ARBITRATOR.  IN THE EVENT A PARTY FAILS TO SELECT AN ARBITRATOR WITHIN THE TIME PERIOD REQUIRED ABOVE, THE ARBITRATOR SELECTED BY THE OTHER PARTY SHALL HAVE THE AUTHORITY TO SELECT THE SOLE ARBITRATOR.

(b) AUTHORITY OF ARBITRATOR.  THE ARBITRATOR SHALL HAVE THE POWER AND AUTHORITY TO DETERMINE ALL ISSUES IN THE ACTION, WHETHER OF FACT OR LAW, AND WHETHER SUBSTANTIVE OR PROCEDURAL.  IN ADDITION TO THE POWERS AND AUTHORITY SPECIFIED IN CODE OF CIVIL PROCEDURE, §§ 1282 ET SEQ., THE ARBITRATOR SHALL HAVE THE POWER AND AUTHORITY TO HEAR AND DETERMINE APPLICATIONS FOR PROVISIONAL RELIEF (TEMPORARY RESTRAINING ORDERS, PRELIMINARY INJUNCTIONS, CLAIM AND DELIVERY, ATTACHMENT, ETC.); MOTIONS TO EXPUNGE LIS PENDENS; DISPUTES AND MOTIONS REGARDING DISCOVERY, INCLUDING (WITHOUT LIMITATION) THE POWERS ENUNCIATED IN CODE OF CIVIL PROCEDURE, § 1283.05; AND ALL OTHER PRE-HEARING MATTERS.  FURTHERMORE, THE ARBITRATOR SHALL HAVE THE POWER AND AUTHORITY TO AWARD PERMANENT EQUITABLE RELIEF (INJUNCTIVE, DECLARATORY, SPECIFIC PERFORMANCE, CONSTRUCTIVE TRUST, ETC.), IN ADDITION TO THE POWER AND AUTHORITY TO AWARD MONETARY DAMAGES BUT IN ANY EVENT SUBJECT TO THE TERMS OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION SECTIONS  17, 18, 25 AND 26.

(c) DISCOVERY.  THE PROVISIONS OF CODE OF CIVIL PROCEDURE, §§ 1283.05 ARE INCORPORATED HEREIN BY REFERENCE, AND SHALL BE FULLY APPLICABLE IN ANY ACTION.

(d) INTERIM COSTS.  PENDING THE FINAL DETERMINATION OF THE ACTION, AND SUBJECT TO THE ARBITRATOR'S POWER AND AUTHORITY TO AWARD COSTS, AS HEREINBELOW AUTHORIZED, ALL COSTS FOR THE ARBITRATOR AND FOR THE ARBITRATION PROCEEDINGS SHALL BE BORNE EQUALLY BY THE PARTIES ON A PRO RATA BASIS; AND EACH OF THE PARTIES SHALL BE OBLIGATED TO PAY SUCH PRO RATA SHARE UPON PRESENTMENT OF BILLS BY JAMS AND ANY OTHER INDIVIDUAL OR ENTITY PROVIDING SERVICES OR EQUIPMENT FOR THE ARBITRATION PROCEEDING, WHICH HAVE EITHER BEEN DIRECTED BY THE ARBITRATOR OR JOINTLY AGREED UPON BY THE PARTIES (E.G., REPORTING SERVICES, VIDEOGRAPHER, AND VIDEO OR ELECTRONIC EQUIPMENT).

(e) ATTORNEYS' FEES AND COSTS.  THE PREVAILING PARTY SHALL RECOVER ALL OF ITS COSTS OF ARBITRATION AND REASONABLE ATTORNEYS' FEES INCURRED IN SUCH ACTION, INCLUDING (BUT NOT LIMITED TO) POST-HEARING PROCEEDINGS AND PETITIONS TO CONFIRM, CORRECT, OR VACATE THE AWARD.  THE ARBITRATOR SHALL DETERMINE WHETHER A PARTY IS PREVAILING FOR PURPOSES OF THIS SECTION 28(E) AND THE AMOUNT OF FEES AND COSTS RECOVERABLE.

(f) ENFORCEMENT OF THE AWARD.  THE PROVISIONS OF CODE OF CIVIL PROCEDURE, §§ 1285 ET SEQ. SHALL BE FULLY APPLICABLE FOLLOWING THE ISSUANCE OF THE ARBITRATOR'S AWARD.

NOTICE:  BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL.  BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOU JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION.  IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE.  YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.  WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

/s/ DNL                                                                           /s/ ST
Seller's initials                                                                Buyer's initials

29. No Right to File Lis Pendens.

(a) The parties hereto agree that neither this Agreement nor any memorandum of notice hereof shall be recorded, and, except as otherwise provided in Paragraph 29(b) below, Buyer agrees not to file any lis pendens or other instrument against the Project in connection herewith.  In furtherance of the foregoing, Buyer:

(i) acknowledges that the filing of a lis pendens by or on behalf of Buyer or other evidence of Buyer's rights or the existence of this Agreement against or encumbering the Project could cause significant monetary and other damages to Seller; and

(ii) hereby indemnifies Seller from and against any and all Claims (including, without limitation, reasonable attorneys' fees and costs incurred in the enforcement of the foregoing indemnification obligation) arising out of the breach by Buyer of any of Buyer's obligations under this Paragraph 29(a).

(b) Notwithstanding the provisions of Paragraph 29(a) above, Buyer shall have the right to file a lis pendens against the Project solely under circumstances under which Buyer is seeking specific performance of Seller's obligations hereunder, provided (A) Buyer files such claim within the time period prescribed in Paragraph 18(b) above, and (B) if it is ultimately determined by a final non-appealable judgment or court order that Buyer was not entitled to specific performance under this Agreement, Buyer shall, and hereby does, indemnify and hold harmless Seller from and against any and all Claims (including, without limitation, reasonable attorneys' fees and costs incurred in the enforcement of the foregoing indemnification obligation) arising out of the filing of such lis pendens by Buyer (including, without limitation, consequential damages incurred by Seller as a result thereof).

The provisions of this Paragraph 29 shall survive the termination of this Agreement.

30. Phase IV.  Buyer acknowledges that an affiliate of Seller’s predecessor owner owns certain unimproved real property located immediately adjacent to the Project and consisting of approximately 1.25 acres (“Phase IV Land”), for development of a separate shopping center (“Phase IV”), and more particularly described in that certain Third Amendment to Declaration of Covenants, Conditions and Restrictions for Gateway Village recorded on August 11, 2010 as Instrument No. 2010-0324755 in the Official Records of San Bernardino County, California.  Buyer shall permit the then owner of the Phase IV Land to place a leasing sign for the benefit of Phase IV along a portion of the Project fronting Grand Avenue, subject to Buyer’s reasonable approval over the size, design and location of such signage.  At such time as the rentable square footage of Phase IV is fully leased, Seller shall cause such leasing sign to be removed from the Project and Seller’s right to place such signage on the Project shall be deemed extinguished.  This Section 30 and the rights and duties of the parties hereunder shall survive the Close of Escrow.

31. Miscellaneous.

(a) Confidentiality.  Buyer agrees to keep confidential the content of any materials provided by Seller, as well as the results of its due diligence activities, except for such disclosures as may be required by law or disclosures made to Buyer's employees, partners, employees, lenders, accountants, attorneys and advisors.  This confidentiality provision shall expire upon the Close of Escrow.  Upon any termination of this Agreement and as a condition to any permitted return of the Deposit, Buyer shall return to Seller all such documents and materials provided to Buyer by Seller together with all reports and other written materials assembled by Buyer as part of its due diligence activities (excluding any internally-prepared analyses).  Buyer's documents shall be delivered to Seller AS-IS, without representation or warranty.

(b) Required Actions of Buyer and Seller.  Buyer and Seller agree to execute such instruments and documents and to diligently undertake such actions (at no cost to the undertaking party except as otherwise expressly provided herein) as may be reasonably required in order to consummate the purchase and sale herein contemplated and shall use good faith efforts to accomplish the Close of Escrow in accordance with the provisions hereof.

(c) Time of Essence.  Time is of the essence of each and every term, condition, obligation and provision hereof.  All references herein to a particular time of day shall be deemed to refer to Pacific Standard Time.

(d) Counterparts; Signature Transmission.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.  Any party may deliver its signature on this Agreement by facsimile or electronic (PDF) transmission, and a signature so delivered shall be binding on that party.

(e) Captions.  Any captions to, or headings of, the paragraphs or subparagraphs of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

(f) No Obligations to Third Parties.  Except as otherwise expressly provided herein, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties thereto, to any person or entity other than the parties hereto.

(g) Amendment to this Agreement.  The terms of this Agreement may not be modified or amended except by an instrument in writing executed by all of the parties hereto.

(h) Waiver.  The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of any such provision or any other provision hereof.

(i) Applicable Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

(j) Entire Agreement.  This Agreement supersedes any prior agreements, negotiations and communications, oral or written, and contains the entire agreement between Buyer and Seller as to the subject matter hereof.  No subsequent agreement, representation, or promise made by either party hereto, or by or to an employee, officer, agent or representative of either party shall be of any effect unless it is in writing and executed by the party to be bound thereby.

(k) Partial Invalidity.  If any portion of this Agreement as applied to either party or to any circumstances shall be adjudged by a court to be void or unenforceable, such portion shall be deemed severed from this Agreement and shall in no way effect the validity or enforceability of the remaining portions of this Agreement.

(l) Successors and Assigns.  Subject to the provisions of Paragraph 23 hereof, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

(m) Business Days.  In the event any date described in this Agreement relative to the performance of actions hereunder by Buyer, Seller and/or Escrow Holder falls on a Saturday, Sunday or legal holiday, such date shall be deemed postponed until the next business day thereafter.  All references in this Agreement to the term "days" shall mean calendar days except as otherwise provided herein to the contrary.

(n) Submission of Agreement.  Submission of this Agreement to Buyer for examination or signature does not constitute a reservation, right or option to purchase the Project, and will not be effective as a binding purchase and sale agreement or otherwise until full execution by and delivery to both Buyer and Seller.

(o) Ambiguities.  Each party to this Agreement has substantial experience with the subject matter of this Agreement and has each fully participated in the negotiation and drafting of this Agreement and has been advised by counsel of its choice with respect to the subject matter hereof.  Accordingly, this Agreement shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter.

(p) Audit Inquiry and SEC Compliance.  On and as of the Closing Date, Seller shall have reasonably cooperated with Buyer under this Section 31(p).  Seller acknowledges that Buyer may be required to make certain filings with the Securities and Exchange Commission (the "SEC Filings") that relate to the most recent preacquisition fiscal year and the current fiscal year through the date of acquisition for the Project.  Seller agrees to reasonably assist Buyer in preparing the SEC Filings and to provide access to Buyer’s information reasonably required in connection thereto; provided, however, that Buyer shall reimburse Seller for those reasonable third party, out-of-pocket costs and expenses that Seller incurs in order to comply with the foregoing requirement.  In that regard, Seller acknowledges that as a REIT, Buyer will be required after the Closing Date to comply with certain requirements of the Securities and Exchange Commission; accordingly, Seller agrees to be bound by and to comply with the provisions set forth in Schedule 14 attached hereto and made a part hereof in order to facilitate such compliance by Buyer; provided that, notwithstanding anything contained in this Agreement or in Schedule 14 to the contrary, it is understood and agreed that Seller will not be exposed to any liability on account thereof, and Buyer shall reimburse Seller for those reasonable third party, out-of-pocket costs and expenses that Seller incurs on account thereof.  The foregoing covenant of Seller shall survive the Closing for a period of one (1) year.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

"Buyer"	RETAIL OPPORTUNITY INVESTMENTS CORP., a Delaware corporation

By: /s/ Stuart Tanz
Stuart Tanz
President

"Sellers"	“Gateway I”:

GRAND GATEWAY I, LLC,
a California limited liability company

By its Manager:

Gateway Center I, Inc.,
a California corporation

By:           /s/ Diana Nugit Laufer
Diana Nugit Laufer
Vice President

“Gateway II”:

GRAND GATEWAY II, LLC,
a California limited liability company

By its Manager:

Gateway Center II, Inc.,
a California corporation

By:           /s/ Diana Nugit Laufer
Diana Nugit Laufer
Vice President

 “Gateway III”:

GRAND GATEWAY III, LLC,
a California limited liability company

By its Manager:

Gateway Center III, Inc.,
a California corporation

By:           /s/ Diana Nugit Laufer
Diana Nugit Laufer
Vice President

Acceptance by Escrow Holder:

Aliso Escrow, Inc. hereby acknowledges that it has received originally executed counterparts or a fully executed original of the foregoing Agreement of Purchase and Sale and Joint Escrow Instructions and agrees to act as Escrow Holder thereunder and to be bound by and perform the terms thereof as such terms apply to Escrow Holder.

Dated: _______________, 2010	ALISO ESCROW, INC.

By:	_____________________ Pam Dolin, Escrow Officer

  LEGAL DESCRIPTION OF PHASE I PROPERTY

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE IN THE CITY OF CHINO HILLS, COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

Parcel A:

Parcels 1 through 4, inclusive, of Parcel Map 15889, in the City of Chino Hills, County of San Bernardino, State of California, as per map recorded in Book 199 Pages 33 through 39 inclusive of Parcel Maps, in the office of the County Recorder of said county.

Except therefrom 1/2 of all oil rights, oil rights, minerals, mineral rights, natural gas, natural gas rights and other hydrocarbons by whatever name known that may be within or under said land lying a uniform depth o 500 feet below the surface of said land without, however, any right to use, for any of the purposes hereinbefore mentioned any portion of the surface of said land or of the upper 500 feet to a uniform depth of the subsurface of said land, as reserved by J. Robert Meserve, as trustee, in deed recorded August 14, 1961 in Book 5508 Page 448, Official Records.

Also except therefrom all oil rights in and under said land as granted to Chino Oil Company, a corporation, in deed recorded March 23, 1909 in Book 428, Page 336 of deeds, but without the right of entry on the surface or subsurface to a depth of 500 feet from the respective surface elevations, such right of entry having been relinquished by quitclaim deed from Edwin J. Marshall II and recorded April 15, 1971 in Book 7649, Page 76, Official Records.

Also except therefrom all of the minerals, mineral deposits, oil, natural gases, of every kind and nature and other kindred substances and all other substances pertaining thereto, contained, or upon said premises, as reserved by Kate Fowler Merle-Smith by deed recorded February 7, 1928 in Book 314 Page 268, Official Records.

Parcel B:

Various non-exclusive easements over common areas of parcels 5 and 6 of said Parcel Map No. 15889, as defined and set forth in that certain declaration recorded October 1, 2003 as instrument no. 03-744139, Official Records of said county.

APNs:
1022-601-01-0-000; 1022-601-02-0-000; 1022-601-03-0-000; 1022-601-04-0-000;
1022-601-05-0-000; 1022-601-06-0-000; 1022-601-07-0-000; 1022-601-08-0-000;
1022-601-12-0-000; 1022-601-13-0-000; 1022-601-14-0-000; 1022-601-15-0-000;
1022-601-16-0-000

Assessor's Parcel Nos: 1022-601-01, 02, 03, 04, 05, 06, 07, 08, 12, 13, 14, 15 and 16

EXHIBIT "A-1"

LEGAL DESCRIPTION OF PHASE II PROPERTY

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE IN THE CITY OF CHINO HILLS, COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

Parcel 1 (APN: 1022-601-17):

Parcel A of Parcel Map 15889, in the City of Chino Hills, County of San Bernardino, State of California, as per map recorded in Book 199 Pages 33 through 39 inclusive of Parcel Maps, in the office of the County Recorder of said county.

Parcel 2 (APNs: 1022-601-10, 1022-601-11, 1022-601-18, 1022-601-27, 1022-601-39, 1022-601-40 and 1022-601-41):

Parcel B as shown on Certificate of Compliance No. LLA-102, as evidenced by Document recorded May 17, 2006 as Instrument No. 06-338733 and re-recorded June 27, 2006 as Instrument No. 06-437661, both of Official Records, being more particulary described as follows:

Parcel 5 of Parcel Map 15889, County of San Bernardino, State of California, as per map recorded in Book 199, Page 33 to 39 inclusive of Parcel Maps, in the office of the County Recorder of said County.

Except therefrom that portion described as follows:

Beginning at the northeasterly corner of said Parcel 5; thence along the northwesterly line of said Parcel 5, South 60° 53' 42" West 219.47 feet; thence South 29° 06' 18" East 11.65 feet; thence South 69° 41' 27" East 31.48 feet; thence parallel with said northwesterly line North 60° 53' 42" East 198.98 feet to a point in the northeasterly line of said Parcel 5; thence along said northeasterly line North 29° 05' 48" West 35.56 feet to the point of beginning.

Except therefrom 1/2 of all oil rights, oil rights, minerals, mineral rights, natural gas, natural gas rights and other hydrocarbons by whatever name known that may be within or under said land lying a uniform depth o 500 feet below the surface of said land without, however, any right to use, for any of the purposes hereinbefore mentioned any portion of the surface of said land or of the upper 500 feet to a uniform depth of the subsurface of said land, as reserved by J. Robert Meserve, as trustee, in deed recorded August 14, 1961 in Book 5508 Page 448, Official Records.

Also except therefrom all oil rights in and under said land as granted to Chino Oil Company, a corporation, in deed recorded March 23, 1909 in Book 428, Page 336 of deeds, but without the right of entry on the surface or subsurface to a depth of 500 feet from the respective surface elevations, such right of entry having been relinquished by quitclaim deed from Edwin J. Marshall II and recorded April 15, 1971 in Book 7649, Page 76, Official Records.

Also except therefrom all of the minerals, mineral deposits, oil, natural gases, of every kind and nature and other kindred substances and all other substances pertaining thereto, contained, or upon said premises, as reserved by Kate Fowler Merle-Smith by deed recorded February 7, 1928 in Book 314 Page 268, Official Records.

Parcel 3:

Various non-exclusive easements over common areas of parcels 5 and 6 of said Parcel Map No. 15889, as defined and set forth in that certain declaration recorded October 1, 2003 as Instrument No. 03-744139, Official Records of said county.

Assessor's Parcel Nos: 1022-601-10, 11, 17, 18, 27, 39, 40 and 41

EXHIBIT "A-2"

LEGAL DESCRIPTION OF PHASE III PROPERTY

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE IN THE CITY OF CHINO HILLS, COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

Parcel 1:

Parcel A as shown on Certificate of Compliance No. LLA-102, as evidenced by Document recorded May 17, 2006 as Instrument No. 06-338733 and re-recorded June 27, 2006 as Instrument No. 06-437661, both of Official Records, being more particularly described as follows:

Parcel 6, together with the southeasterly 47.45 feet of Parcel B of Parcel Map 15889, in the City of Chino Hills, County of San Bernardino, State of California, as per map recorded in Book 199, Page 33 to 39 inclusive of Parcel Maps, in the office of the County Recorder of said County, together with that portion of Lot "Z" of Tract No. 12581-11, in the City of Chino Hills, in the County of San Bernardino, State of California, as per map recorded in Book 184, Page 77 to 90, inclusive of Maps, in the office of the County Recorder of said County, more particularly described as follows:

Lot 1 of Lot Merger No. LC-43 recorded December 19, 2005, as Instrument No. 05-957586, Official Records, together with that portion of Parcel 5 of Parcel Map 15889, in the City of Chino Hills, County of San Bernardino, State of California, as per map recorded in Book 199, Pages 33 to 39 of Parcel Maps, in the office of the County Recorder of said County, described as follows:

Beginning at the northeasterly corner of said Parcel 5; thence along the northwesterly line of said Parcel 5, South 60° 53' 42" West 219.47 feet; thence South 29° 06' 18" East 11.65 feet; thence South 69° 41' 27" East 31.48 feet; thence parallel with said northwesterly line
North 60° 53' 42" East 198.98 feet to a point in the northeasterly line of said Parcel 5;
thence along said northeasterly line North 29° 05' 48" West 35.56 feet to the point of beginning.

Except therefrom 1/2 of all oil rights, oil rights, minerals, mineral rights, natural gas, natural gas rights and other hydrocarbons by whatever name known that may be within or under said land lying a uniform depth o 500 feet below the surface of said land without, however, any right to use, for any of the purposes hereinbefore mentioned any portion of the surface of said land or of the upper 500 feet to a uniform depth of the subsurface of said land, as reserved by J. Robert Meserve, as trustee, in deed recorded August 14, 1961 in Book 5508 Page 448, Official Records.

Also except therefrom all oil rights in and under said land as granted to Chino Oil Company, a corporation, in deed recorded March 23, 1909 in Book 428, Page 336 of deeds, but without the right of entry on the surface or subsurface to a depth of 500 feet from the respective surface

EXHIBIT "A-3"

elevations, such right of entry having been relinquished by quitclaim deed from Edwin J. Marshall II and recorded April 15, 1971 in Book 7649, Page 76, Official Records.

Also except therefrom all of the minerals, mineral deposits, oil, natural gases, of every kind and nature and other kindred substances and all other substances pertaining thereto, contained, or upon said premises, as reserved by Kate Fowler Merle-Smith by deed recorded February 7, 1928 in Book 314 Page 268, Official Records.

Parcel 2:

Various non-exclusive easements over common areas of parcels 1 and 5 of said Parcel Map No. 15889, as defined and set forth in that certain declaration recorded October 1, 2003 as instrument no. 03-744139, Official Records of said county.

APNs:

1022-601-21, 1022-601-34, 1022-601-35, 1022-601-36, 1022-601-37 and 1022-601-38
Assessor's Parcel No: 1022-601-21, 34, 35, 36, 37 and 38

EXHIBIT "A-3"

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL
THIS GRANT DEED AND ALL
TAX STATEMENTS TO:
_________________________
_________________________
_________________________

Attention: __________________

 (Above Space for Recorder's Use Only)

GRANT DEED

In accordance with Paragraph 11932 of the California Revenue and Taxation Code, the transfer tax is not being recorded with this Grant Deed.

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, ________________________________________________ ("Grantor"), hereby GRANTS to ________________________________________________, a _______________, the following described real property (the "Project") located in the City of ___________________, County of _________________, State of California:

SEE EXHIBIT "1" ATTACHED HERETO AND INCORPORATED HEREIN BY THIS REFERENCE

This grant and conveyance is made and accepted subject to:

1.           General and special real property taxes for the current fiscal year, including supplemental taxes assessed as a result of this conveyance; and

2.           All other covenants, conditions and restrictions and other encumbrances, easements, limitations, reservations, rights, charges, equitable servitudes and other matters of record that were recorded prior to the recordation of this Grant Deed in the Office of the _________________ County Recorder.

IN WITNESS WHEREOF, Grantor has caused this Grant Deed to be executed as of the ______ day of ________________, 2010.

__________________________________
By:
Print Name:
Print Title:

[Attach Legal Description and Acknowledgment]

EXHIBIT "B"

DECLARATION OF DOCUMENTARY TRANSFER TAX

DO NOT RECORD

County Recorder
_______________ County, California

It is hereby requested that this Declaration of Documentary Transfer Tax not be recorded with the attached Grant Deed, but be affixed to the Grant Deed after it is recorded and before it is returned.

The Grant Deed names __________________________________________, as Grantor, and ______________________________, as Grantee.  The property being transferred is located in the City of _______________, County of _____________, State of California.  The Assessor's Parcel No. is __________________________.

The undersigned Grantor hereby declares that the amount of Documentary Transfer Tax due on the attached Grant Deed is $_____________, computed on the full value of the interest or property conveyed.

I declare under penalty of perjury that the foregoing is true and correct.

__________________________________
Declarant

EXHIBIT "B"

TENANT'S ESTOPPEL CERTIFICATE

The undersigned, as Tenant under that certain Lease (the "Lease") dated as of _________, 20___, made by _______________________________________________, as Landlord, with respect to the premises located at ___________________________ (the "Premises"), hereby certifies as follows:

1.           The commencement date under the Lease was __________, 20___;

2.           The term of the Lease will expire on __________, 20___;

3.           Tenant has deposited with Landlord the sum of ____________________ Dollars ($__________) as a Security Deposit;

4.           No rents or charges have been paid in advance, except for the following rents or charges which have been paid to the date specified:  $___________ paid to __________, 20___;

5.           The current monthly rental (including all Consumer Price Index adjustments and as otherwise adjusted pursuant to the terms of the Lease) is ______________________ Dollars ($_________), and the current monthly CAM charge is $_______________.

6.           The Lease (including all Exhibits) is in full force and effect and has not been assigned, subleased, modified, supplemented or amended in any way, except as follows:

_______________________________________________________________
_______________________________________________________________
_______________________________________________________________

7.           The Lease, as affected by those changes set forth in Paragraph 6 above, represents the entire agreement between the parties as to the Premises;

8.           There are no uncured defaults by Landlord under the Lease, and Tenant knows of no events or conditions which, with the passage of time or notice, or both, would constitute a default by Landlord under the Lease, except as follows: ________________________

9.           At the date hereof, there are no existing defenses or offsets which the undersigned has against the enforcement of the Lease by Landlord;

10.           All conditions of the Lease to be performed by Landlord and necessary to the enforceability of the Lease have been satisfied;

11.           Tenant has no option, right of first refusal or right of first offer to purchase the Premises or any larger parcel of which the Premises are a part;

12.           Tenant has accepted possession and is in occupancy of the Premises, and all improvements to the Premises to be made by the Landlord have been completed and been accepted by Tenant.  There are no unreimbursed expenses due Tenant in connection with such improvements; and

EXHIBIT "C"

13.           Tenant is not the subject of any bankruptcy proceedings.

14.           Tenant has not assigned the Lease nor subleased all or any part of the Premises thereunder.

The foregoing information is accurate and complete.  Tenant recognizes and acknowledges it is making these representations in connection with Landlord's proposed sale of the property ("Project") to which the Premises are a part, with the intention that the purchaser of said Project will rely on these representations in consummating such acquisition.

EXECUTED this ____ day of ____________________, 2010.

"TENANT"                    _____________________________
                                         _____________________________

By: _______________________
Print Name: ________________
Print Title:   ________________

EXHIBIT "C"

SELLER'S ESTOPPEL CERTIFICATE

This Seller's Estoppel Certificate ("Certificate") is made as of the ____ day of ________, 2010 by ______________________________________________________, a ______________ ("Seller"), in favor of ___________________________________________________________, a ______________ ("Buyer"), with reference to the following facts:

R E C I T A L S :

A.           Seller and Buyer are parties to that certain Agreement of Purchase and Sale and Joint Escrow Instructions ("Agreement"), made and entered into as of September 16, 2010, pursuant to which Seller agreed to sell to Buyer the "Project" (as defined in the Agreement).

B.           Pursuant to that certain Lease dated _________, by and between Seller and __________________ ("Tenant"), Seller has leased to Tenant and Tenant has leased from Seller certain premises commonly known as __________________ (the "Premises").

C.           Pursuant to Paragraph 7(a)(iv) of the Agreement and except with respect to any Required Estoppel Parties, Seller has elected to deliver its own estoppel certificate for the Lease (as Seller was unable to obtain an "Estoppel Certificate" from Tenant) in order to satisfy the Estoppel Condition (as defined in the Agreement).

NOW, THEREFORE, Seller hereby certifies to Buyer as follows:

1.           The commencement date under the Lease was ____________, 20__;

2.           The term of the Lease will expire on ____________, 20__;

3.           Tenant has deposited with Seller the sum of _______________________ Dollars ($___________) as a Security Deposit;

4.           No rents or charges have been paid in advance, except for the following rents or charges which have been paid to the date specified:  $_____________ paid to ____________, 20__;

5.           The current monthly rental (including all Consumer Price Index adjustments and as otherwise adjusted pursuant to the terms of the Lease) is _______________________ Dollars ($____________) and the current monthly CAM charge is $_____________.

6.           The Lease (including all Exhibits) is in full force and effect and, to Seller's actual knowledge without any investigation or inquiry of an kind or nature whatsoever, the Lease has not been assigned, modified, supplemented or amended in any way, except as follows:

_______________________________________________________________
_______________________________________________________________
_______________________________________________________________

EXHIBIT "D"

7.           The Lease, as affected by those changes set forth in Paragraph 6 above, represents the entire agreement between the parties;

8.           There are no uncured defaults by Seller under the Lease, and Seller is not aware, without any investigation or inquiry of any kind or nature whatsoever, of any events or conditions which, with the passage of time or the giving of notice, or both, would constitute a default by Seller under the Lease, except as follows:

_______________________________________________________________
_______________________________________________________________
_______________________________________________________________

9.           At the date hereof, and, to Seller's actual knowledge without any investigation or inquiry of an kind or nature whatsoever, there are no existing defenses or offsets which the Tenant has against the enforcement of the Lease by Seller; and

10.         All conditions of the Lease to be performed by Seller and necessary to the enforceability of the Lease have been satisfied.

11.         Tenant has accepted possession and is in occupancy of the Premises, and all improvements to the Premises to be made by the Seller have been completed.  There are no unreimbursed expenses due Tenant in connection with such improvements.

12.         To Seller's actual knowledge without any investigation or inquiry of an kind or nature whatsoever, Tenant has not assigned the Lease nor subleased all or any part of the Premises thereunder.

13.         The representations made herein are subject to the provisions of Sections 25 and 26 of the Agreement.

The foregoing information is accurate and complete, to Seller's actual knowledge without any investigation or inquiry of an kind or nature whatsoever.  Seller recognizes and acknowledges it is making these representations in connection with Seller's proposed sale of the Project to which the Premises are a part.

IN WITNESS WHEREOF, Seller has executed this Certificate as of the date first set forth above.

_____________________________
_____________________________
_____________________________

EXHIBIT "D"

NON-FOREIGN CERTIFICATE

TRANSFEROR'S CERTIFICATION OF NON-FOREIGN STATUS

To inform _____________________________ ("Transferee"), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), will not be required upon the transfer of certain real property, located in the County of __________, State of ____________, by ________________________________ ("Transferor"), Transferor hereby certifies to _______________:

1.           Transferor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

2.           Transferor's U.S. tax identification number is ___________________; and

3.           Transferor's office address is ________________________________________.

Transferor understands that this Certification may be disclosed to the Internal Revenue Service by ________________ and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, Transferor declares that it has examined this certification and to the best of its knowledge and belief it is true, correct and complete, and that the undersigned has full authority to sign this document on behalf of Transferor.

 _______________________________________,
a ______________________________________

By: _________________________
Print Name: ___________________
Print Title:  ___________________

EXHIBIT "E"

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES ("Assignment"), made as of the ___ day of _________, 2010, by and between _____________________________________, a ____________ ("Assignor"), and _________________________________________________, a ____________ ("Assignee").

W I T N E S S E T H:

WHEREAS, Assignor and Assignee have entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of September 16, 2010 ("Agreement"), for the purchase and sale of certain real property ("Project") more particularly described in Exhibit "   " to the Agreement.

WHEREAS, this Assignment is being made pursuant to the terms of the Agreement for the purpose of assigning to Assignee all of Assignor's right, title and interest in and to those certain leases ("Leases") and security deposits ("Security Deposits") and lease guaranties and letters of credit ("Guaranties") described in Schedule "1" attached hereto.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Assignment of Leases.  Assignor hereby grants, assigns, transfers, conveys and delivers to Assignee the Leases, Security Deposits and Guaranties and all of the right, title, estate, interest, benefits and privileges of the lessor thereunder, and Assignee hereby accepts such assignment.

2.           Assumption of Obligations.  By acceptance of this Assignment, Assignee hereby assumes and agrees to perform and to be bound by all of the terms, covenants, conditions and obligations imposed upon or assumed by Assignor under the Leases to be performed and that arise from and after the Close of Escrow (as defined in the Agreement).

3.           Successors and Assigns.  This Assignment shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties hereto.

4.           Attorneys' Fees.  In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys' fees.

5.           Governing Law.  This Assignment shall be governed by, interpreted under, and construed and enforceable with, the laws of the State of California.

EXHIBIT "F"

6.           Counterparts.  This Assignment may be executed in multiple counterparts, each of which shall be an original, but all of which, together, shall constitute one and the same instrument.

7.           Limitation of Liability.  The provisions hereof are subject to the provisions of Sections 25 and 26 of the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first hereinabove written.

"Assignor"                                        ___________________________,
a __________________________

By: ________________________
Print Name: ______________
Print Title: _______________

By: ________________________
Print Name: ______________
Print Title: _______________

"Assignee"                                        ___________________________,
a __________________________

By: ________________________
Print Name: ______________
Print Title: _______________

By: ________________________
Print Name: ______________
Print Title: _______________

EXHIBIT "F"

DESCRIPTION OF LEASES, SECURITY DEPOSITS AND GUARANTIES

[To Be Supplied]

EXHIBIT "F"

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS ("Assignment"), is made as of the ___ day of ________, 2010, by and between __________________________________, a _____________ ("Assignor"), and ________________________________________________, a _____________ ("Assignee").

W I T N E S S E T H:

WHEREAS, Assignor and Assignee have entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of September 16, 2010 ("Agreement"), for the purchase and sale of certain real property ("Project") more particularly described in Exhibit "   " to the Agreement.

WHEREAS, this Assignment is being made pursuant to the terms of the Agreement for the purpose of assigning to Assignee all of Assignor's rights, title and interest in and to those certain contracts described on Schedule "1" attached hereto (the "Contracts").

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Assignment of Contracts.  Assignor hereby grants, assigns, transfers, conveys and delivers to Assignee the Contracts and all of Assignor's right, title, interest, benefits and privileges thereunder, and Assignee hereby accepts such Assignment.

2.           Assumption of Obligations.  By acceptance of this Assignment, Assignee hereby assumes and agrees to perform and to be bound by all of the terms, covenants, conditions and obligations imposed upon or assumed by Assignor under the Contracts to be performed and that arise from and after the Close of Escrow (as defined in the Agreement).

3.           Successors and Assigns.  This Assignment shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties hereto.

4.           Attorneys' Fees.  In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys' fees.

5.           Governing Law.  This Assignment shall be governed by, interpreted under, and construed and enforceable with, the laws of the State of California.

6.           Counterparts.  This Assignment may be executed in multiple counterparts, each of which shall be an original, but all of which, together, shall constitute one and the same instrument.

EXHIBIT "G"

7.           Limitation of Liability.  The provisions hereof are subject to the provisions of Sections 25 and 26 of the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first hereinabove written.

"Assignor"                                        ___________________________,
a __________________________

By: ________________________
Print Name: ______________
Print Title: _______________

By: ________________________
Print Name: ______________
Print Title: _______________

"Assignee"                                        ___________________________,
a __________________________

By: ________________________
Print Name: ______________
Print Title: _______________

By: ________________________
Print Name: ______________
Print Title: _______________

EXHIBIT "G"

DESCRIPTION OF CONTRACTS

[To Be Supplied]

EXHIBIT "G"

GENERAL ASSIGNMENT AGREEMENT

THIS GENERAL ASSIGNMENT AGREEMENT ("Assignment"), is made as of the ____ day of _____________, 2010, by and between ___________________________________, a ____________ ("Assignor"), and _________________________________________________, a ____________ ("Assignee").

W I T N E S S E T H:

Assignor is the owner of that certain land (the "Land") located in the City of _________, County of ___________, State of _________ more particularly described in Exhibit "A" attached hereto, and all rights, privileges and easements appurtenant to the Land (the "Appurtenances"), and all buildings and other improvements thereon (the "Improvements").  The Land, the Appurtenances and the Improvements are hereinafter referred to collectively as the "Real Property."  The Real Property is being conveyed by Assignor to Assignee pursuant to a ____________ deed ("Deed") of on or about even date herewith.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Assignor hereby grants, assigns, transfers, conveys and delivers to Assignee all of Assignor's right, title, interest, benefits and privileges in and to the following described property to the extent they are assignable (collectively, the "Rights"):

(a)           All construction, engineering, consulting, architectural and other similar drawings and plans, if any, concerning the design or construction of any or all of the Real Property and all warranties, if any, with respect thereto;

(b)           [All proceeds and claims arising on account of any damage to or taking of the Real Property or any part thereof, and all causes of action and recoveries for any loss or diminution in the value of the Real Property;]

(c)           All assignable contractor warranties and guaranties, either oral or written, for all or any portion of the Real Property; and

(d)           All governmental licenses, permits and approvals, including without limitation certificates of occupancy, entitlements, subdivision maps and filings with respect thereto, subdivision and other bonds, all easements, licenses, rights-of-way, occupancy and use agreements, affecting or relating to the Project, including, without limitation, reciprocal easement agreements, water rights, and development rights relating to the construction, operation, use or occupancy of the Real Property (to the extent assignable), if any.

2.           Assignee hereby accepts the grant, assignment, transfer, conveyance and delivery of the Rights set forth in Paragraph 1 hereof, effective as of the recordation of the Deed.

EXHIBIT "H"

3.           This Assignment shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties hereto.

4.           In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys' fees.

5.           This Assignment shall be governed by, interpreted under, and enforced and construed in accordance with the laws of the State of California.

6.           This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

7.           Except as expressly set forth in that certain Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of September 16, 2010 ("Agreement"), by and between Assignor and Assignee, the conveyance contained in this Assignment is made without representation or warranty by the Assignor of any kind or nature and is expressly without recourse to Assignor of any kind or nature whatsoever.  EXCEPT AS PROVIDED IN THE AGREEMENT, IN ADDITION TO, AND WITHOUT LIMITATION OF THE FOREGOING, ASSIGNOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, TITLE, MARKETABILITY, FITNESS, OR SUITABILITY FOR A PARTICULAR PURPOSE OF THE RIGHTS, AND THE RIGHTS ARE CONVEYED TO ASSIGNEE IN AN "AS IS", "WHERE IS" CONDITION, WITH ALL FAULTS.

8.           The provisions hereof are subject to the provisions of Sections 25 and 26 of the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first hereinabove written.

"Assignor"                                        ___________________________,
a __________________________

By: ________________________
Print Name: ______________
Print Title: _______________

By: ________________________
Print Name: ______________
Print Title: _______________

EXHIBIT "H"

"Assignee"                                        ___________________________,
a __________________________

By: ________________________
Print Name: ______________
Print Title: _______________

By: ________________________
Print Name: ______________
Print Title: _______________

EXHIBIT "H"

LEGAL DESCRIPTION OF THE PROPERTY

[To Be Provided]

EXHIBIT "H"

BILL OF SALE

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, ________________________________________, a _____________ ("Seller"), does hereby give, grant, bargain, sell, transfer and deliver unto _____________________________________, a ______________ ("Buyer"), all of Seller's right, title and interest in and to all tangible personal property located on or exclusively used in connection with the operation and/or maintenance of the real property more particularly described in Exhibit ______ of that certain Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of September 16, 2010 (the “Agreement”), by and between Seller and Buyer (collectively, the "Personalty").

Except as expressly provided in the Agreement, the conveyance contained in this Bill of Sale is made without representation or warranty by the Seller of any kind or nature and is expressly without recourse to the Seller of any kind or nature whatsoever.  EXCEPT AS PROVIDED IN THE AGREEMENT, IN ADDITION TO, AND WITHOUT LIMITATION OF THE FOREGOING, SELLER MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, TITLE, MARKETABILITY, FITNESS, OR SUITABILITY FOR A PARTICULAR PURPOSE OF THE PERSONALTY, AND THE PERSONALTY IS SOLD IN AN "AS IS", "WHERE IS" CONDITION, WITH ALL FAULTS.

The provisions hereof are subject to the provisions of Sections 25 and 26 of the Agreement.

EXECUTED this ____ of _________________, 2010.

"Seller"                                               ___________________________,
a __________________________

By: ________________________
Print Name: ______________
Print Title: _______________

EXHIBIT "I"

SCHEDULE 1

PURCHASE PRICE ALLOCATION

(a) Phase I	$12,200,000
(b) Phase II	$12,800,000
(c) Phase III	$ 9,000,000

SCHEDULE 7(a)(i)(B)

DOCUMENTS AND MATERIALS TO BE DELIVERED BY SELLER TO BUYER
IF AVAILABLE

a.	Preliminary Title Report and copies of underlying documents provided by the title company.
b.	Copies of all current leases and all amendments thereto.
c.	Copies of parking, engineering, leasing, management, and any and all other service and vendor agreements that affect the operation of the Project.
d.	Status on any lease negotiations with existing or prospective tenants.
e.	Surveys and investigations covering, but not limited to soils, engineering and environmental.
f.	Copies of any notices received from the Department of Building and Safety.
g.	ALTA Survey.
h.	Phase I or Phase II Environmental Reports
i.	Geological Reports
j.	Development Conditions of Approval.
k.	Declaration of CC&R’s and REA’s.
l.	Current Tenant Rent Roll including Schedule of Security Deposits.
m.	Current Aging/Delinquency Reports.
n.	Parcel Map and Assessor’s Map.
o.	2009 and 2010 Year to date Operating Statements and 2010 Budget.
p.	2008 and 2009 Annual CAM Reconciliation, Property Tax, & Insurance Billings to Tenants.
q.	2009/2010 Property Tax Bills.
r.	Schedule of utility meters and latest 2 months utility bills.
s.
 The Existing Loan Documents (which are not a part of the Documents and Materials with respect to Paragraph 7(a)(i) of the Agreement of Purchase and Sale and Joint Escrow Instructions dated as of September 16, 2010)

SCHEDULE 13(a)(vi)

LITIGATION

None

SCHEDULE 14

8-K AND AUDIT REQUIREMENTS

For the period of time commencing on the date of full execution and delivery of this Agreement, and continuing through the first anniversary of the Closing Date, Seller shall, from time to time, upon reasonable advance notice from Buyer, provide Buyer and its representatives, agents and employees with access to all financial and other information pertaining to the period of Seller’s ownership and operation of the Project, which information is relevant and reasonably necessary, in the opinion of Buyer or its outside third party accountants (the “Accountants”), to enable Buyer and its Accountants to prepare financial statements in compliance with any and or all of (a) Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (the “Commission”); (b) any other rule issued by the Commission and applicable to Buyer; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of Buyer; provided, however, that in any such event(s), Buyer shall reimburse Seller for those reasonable third party, out-of-pocket costs and expenses that Seller incurs in order to comply with the foregoing requirement.  Seller acknowledges and agrees that the following is a representative description of the information and documentation that Buyer and the Accountants may require in order to comply with (a), (b) and (c) above.  Seller shall provide the following information and documentation on a per-building basis, if available (capitalized terms not defined herein shall have the meanings as ascribed to such terms in the Agreement to which this Schedule is attached):

1.      Rent rolls for the calendar month in which the Closing Date occurs and the eleven (11) calendar months immediately preceding the calendar month in which the Closing Date occurs;

2.      Seller’s written analysis of both: (a) scheduled increases in base rent required under the Leases of the Project in effect on the Closing Date; and (b) rent concessions imposed by those Leases;

3.      Seller’s internally-prepared operating statements;

4.      Access to Lease files;

5.      Most currently available real estate tax bills;

6.      Access to Seller’s cash receipt journal(s) and bank statements for the Project;

7.      Seller’s general ledger with respect to the Project, excluding Seller’s proprietary accounts;

8.      Seller’s schedule of expense reimbursements required under the Leases in effect on the Closing Date;

9.      Schedule of those items of repairs and maintenance performed by or at the direction of the Seller during the Seller’s final fiscal year in which Seller owns and operates the Project (the “Final Fiscal Year”);

10.  Schedule of those capital improvements and fixed asset additions made by or at the direction of Seller during the Final Fiscal Year;

11.  Access to Seller’s invoices with respect to expenditures made during the Final Fiscal Year; and

12.  Access (during normal and customary business hours) to responsible personnel to answer accounting questions.

Nothing herein shall require Seller to conduct its own audits or generate any requested materials that are not in its possession, custody or control.

The provisions of the foregoing information shall be for informational purposes only, shall not be deemed to be representations or warranties under the Agreement, and shall not expose Seller to any liability on account thereof.

Upon at least twenty (20) days prior written notice and not more than once during the one (1) year period, upon Buyer’s request, for a period of one (1) year after Closing Date, Seller shall on a one (1)-time basis only, make Seller’s books, records, existing supporting invoices and other existing substantiating documentation that are not deemed by Seller to be privileged, available to Buyer for inspection, copying and audit by Buyer’s designated accountants, at the expense of Buyer.  This obligation shall survive the Closing Date for a period of one (1) year and shall not be merged with any instrument of conveyance delivered at the Closing Date.

AGREEMENT OF PURCHASE AND SALE

  AND JOINT ESCROW INSTRUCTIONS